Exhibit 10.1

Execution Version

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDED AND RESTATED LOAN AGREEMENT

Dated as of July 28, 2024

among

COLLEGIUM PHARMACEUTICAL, INC.

(as Borrower),

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

(as additional Credit Parties),

BIOPHARMA CREDIT PLC

(as Collateral Agent),

BPCR LIMITED PARTNERSHIP

(as a Lender)

and

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

(as a Lender)

TABLE OF CONTENTS

Page

1. ACCOUNTING AND OTHER TERMS		1

2. LOANS AND TERMS OF PAYMENT		2

2.1.	Promise to Pay	2
2.2.	Term Loans	2
2.3.	Payment of Interest on the Credit Extensions	5
2.4.	Expenses	7
2.5.	Requirements of Law; Increased Costs	7
2.6.	Taxes; Withholding, Etc.	8
2.7.	Additional Consideration	11
2.8.	Evidence of Debt; Register; Collateral Agent’s Books and Records; Term Loan Notes	11

3. CONDITIONS TO TERM LOANS		12

3.1.	Conditions Precedent to the Effective Date	12
3.2.	Conditions Precedent to the Tranche B Term Loans	13
3.3.	Covenant to Deliver	16
3.4.	Procedures for Borrowing	16

4. REPRESENTATIONS AND WARRANTIES		17

4.1.	Due Organization, Existence, Power and Authority	17
4.2.	Equity Interests	17
4.3.	Authorization; No Conflict	17
4.4.	Government Consents; Third Party Consents	18
4.5.	Binding Obligation	18
4.6.	Collateral	18
4.7.	Adverse Proceedings; Specified Disputes; Compliance with Laws	21
4.8.	Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records	21
4.9.	Solvency	22
4.10.	Payment of Taxes	22
4.11.	Environmental Matters	22
4.12.	Material Contracts	23
4.13.	Regulatory Compliance	23
4.14.	Margin Stock	23
4.15.	Subsidiaries	23
4.16.	Employee Matters	23
4.17.	Full Disclosure	24
4.18.	FCPA; Patriot Act; OFAC; Export and Import Laws	24
4.19.	Health Care Matters	25
4.20.	Regulatory Approvals	28
4.21.	Supply and Manufacturing	28
4.22.	Cybersecurity; Data Protection	29
4.23.	Additional Representations and Warranties	30

5. AFFIRMATIVE COVENANTS		30

5.1.	Maintenance of Existence	30
5.2.	Financial Statements, Notices	30
5.3.	Taxes	32
5.4.	Insurance	32
5.5.	Operating Accounts	33
5.6.	Compliance with Laws	33

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5.7.	Protection of Intellectual Property Rights	33
5.8.	Books and Records	35
5.9.	Access to Collateral; Audits	35
5.10.	Use of Proceeds	35
5.11.	Further Assurances	35
5.12.	Additional Collateral; Guarantors	35
5.13.	Formation or Acquisition of Subsidiaries	36
5.14.	Post-Closing Requirements	36
5.15.	Environmental	37
5.16.	Inventory; Returns; Maintenance of Properties	38

6. NEGATIVE COVENANTS		38

6.1.	Dispositions	38
6.2.	Fundamental Changes; Location of Collateral	38
6.3.	Mergers, Liquidations or Dissolutions	39
6.4.	Indebtedness	39
6.5.	Encumbrances	39
6.6.	No Further Negative Pledges; Negative Pledge	40
6.7.	Maintenance of Collateral Accounts	40
6.8.	Distributions; Investments	40
6.9.	No Restrictions on Subsidiary Distributions	40
6.10.	Subordinated Debt	40
6.11.	Amendments or Waivers of Organizational Documents	41
6.12.	Compliance	41
6.13.	Compliance with Sanctions and Anti-Money Laundering Laws	42
6.14.	Amendments or Waivers of Current Company IP Agreements	42

7. EVENTS OF DEFAULT		42

7.1.	Payment Default	42
7.2.	Covenant Default	42
7.3.	Material Adverse Change	43
7.4.	Attachment; Levy; Restraint on Business	43
7.5.	Insolvency	43
7.6.	Other Agreements	43
7.7.	Judgments	43
7.8.	Misrepresentations	44
7.9.	Loan Documents; Collateral	44
7.10.	ERISA Event	44
7.11.	Intercreditor Agreement	44
7.12.	Tranche B Closing Date Disclosure Schedule/Perfection Certificate	44

8. RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT		44

8.1.	Rights and Remedies	44
8.2.	Power of Attorney	46
8.3.	Application of Payments and Proceeds Upon Default	46
8.4.	Collateral Agent’s Liability for Collateral	46
8.5.	No Waiver; Remedies Cumulative	46
8.6.	Demand Waiver; Makewhole Amount; Prepayment Premium	46

9. NOTICES		47

10. CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER		48

11. GENERAL PROVISIONS		49

11.1.	Successors and Assigns	49
11.2.	Indemnification	50
11.3.	Severability of Provisions	51

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11.4.	Correction of Loan Documents	51
11.5.	Amendments in Writing; Integration	51
11.6.	Counterparts	51
11.7.	Survival	52
11.8.	Confidentiality	52
11.9.	Attorneys’ Fees, Costs and Expenses	52
11.10.	Right of Set-Off	52
11.11.	Marshalling; Payments Set Aside	53
11.12.	Electronic Execution of Documents	53
11.13.	Captions	53
11.14.	Construction of Agreement	53
11.15.	Third Parties	53
11.16.	No Advisory or Fiduciary Duty	53
11.17.	Reaffirmation of Loan Documents; Confirmation of Liens	54
11.18.	Effect of Amendment and Restatement	54

12. COLLATERAL AGENT		54

12.1.	Appointment and Authority	54
12.2.	Rights as a Lender	55
12.3.	Exculpatory Provisions	55
12.4.	Reliance by Collateral Agent	55
12.5.	Delegation of Duties	56
12.6.	Resignation of Collateral Agent	56
12.7.	Non-Reliance on Collateral Agent and Other Lenders	56
12.8.	Collateral and Guaranty Matters	56
12.9.	Reimbursement by Lenders	57
12.10.	Notices and Items to Lenders	57

13. DEFINITIONS		58

13.1.	Definitions	58

EXHIBITS:

EXHIBIT A: Form of Loan Advance Request

EXHIBIT B-1: Form of Tranche A Term Loan Note

EXHIBIT B-2: Form of Tranche B Term Loan Note

EXHIBIT C: Form of Guaranty and Security Agreement

EXHIBIT D: Form of Compliance Certificate

EXHIBIT E: Commitments; Notice Addresses

EXHIBIT F: Form of Solvency Certificate

iii

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”), dated as of July 28, 2024 (the “Effective Date”) by and among COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation (as “Borrower”), the Guarantors from time to time party hereto, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined). This Agreement amends and restates in its entirety, and replaces, the terms of (and obligations outstanding under) that certain Amended and Restated Loan Agreement, dated as of March 22, 2022, among Borrower, Collegium Securities Corporation (as an additional Credit Party), the Collateral Agent and Lenders, and amended as of January 3, 2023, February 6, 2023, and June 23, 2023 (collectively, the “Prior Loan Agreement”). The parties hereto agree that the Prior Loan Agreement is hereby superseded and replaced in its entirety by this Agreement and the Prior Loan Agreement has no further force or effect, and the parties hereto agree as follows:

1.             ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Collateral Agent shall so request, the Collateral Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein, including in Article V and Article VI shall be made, without giving effect to any (a) election under ASC 825-10 (or any other Financial Accounting Standards Board Accounting Standards Codification (“ASC”) or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value” and (b) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other ASC or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary above or in the definition of “Capital Lease Obligations”, all obligations of any Person that are or would have been treated as operating leases for purposes of Applicable Accounting Standards prior to the effectiveness of ASC 842 shall continue to be accounted for as operating leases for all purposes hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

The Collateral Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Collateral Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Collateral Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.             LOANS AND TERMS OF PAYMENT

2.1.         Promise to Pay. Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of the Term Loans advanced to Borrower by Lenders and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2.         Term Loans.

(a)             Availability.

(i)             Each Lender has made a term loan to Borrower on the Effective Date in an original principal amount equal to such Lender’s Tranche A Term Loan Commitment that, as of the Effective Date, has an aggregate principal amount outstanding equal to Three Hundred and Twenty Million, Eight Hundred and Thirty-Three Thousand, Three Hundred and Thirty-Three Dollars ($320,833,333) (each, a “Tranche A Term Loan” and, collectively, the “Tranche A Term Loans”).

(ii)            Subject solely to the conditions set forth Section 3.2 and no other conditions, each Lender severally agrees to make a term loan to Borrower on the Tranche B Closing Date in an original principal amount equal to such Lender’s Tranche B Term Loan Commitment (each, a “Tranche B Term Loan” and, collectively, the “Tranche B Term Loans”).

After repayment or prepayment (in whole or in part), no Term Loan (or any portion thereof) may be re-borrowed.

(b)             Repayment.

(i)             With respect to each Tranche A Term Loan, (A) Borrower shall make quarterly payments of principal of such Tranche A Term Loan on each Payment Date until the Term Loan Maturity Date, in an amount equal to two and on-half percent (2.50%) of the aggregate principal amount of such Tranche A Term Loan as of the Effective Date, commencing on the Payment Date occurring on December 31, 2024, and (B) thereafter, Borrower shall make a principal payment of such Tranche A Term Loan in an amount equal to the remaining unpaid principal balance thereof on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date.

(ii)             With respect to each Tranche B Term Loan, (A) Borrower shall make quarterly payments of principal of such Tranche B Term Loan commencing on the Payment Date occurring on December 31, 2024 and continuing on each subsequent Payment Date until the Term Loan Maturity Date, in an amount equal to two and on-half percent (2.50%) of the aggregate original principal amount of such Tranche B Term Loan, and (B) thereafter, Borrower shall make a principal payment of such Tranche B Term Loan in an amount equal to the remaining unpaid principal balance thereof on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date.

(iii)             The Term Loans, including all unpaid principal thereunder (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any and all other outstanding amounts payable under the Loan Documents), are due and payable in full on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the Business Day immediately preceding such date. The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.

(c)             Prepayment of Term Loans.

(i)             Borrower shall have the option, at any time after the Effective Date, to prepay the Term Loans advanced by Lenders under this Agreement, in whole but not in part; provided that (A) Borrower provides written notice to the Collateral Agent of its election (which shall be irrevocable unless the Collateral Agent otherwise consents in writing) to prepay all of the Term Loans, which notice shall include the amount of the outstanding aggregate principal amount of the Term Loans to be prepaid, at least five (5) Business Days prior to such prepayment, and (B) the prepayment of such principal shall be accompanied by any and all accrued and unpaid interest thereon through the date of prepayment and any amounts payable in connection with such prepayment pursuant to Section 2.2(e) and Section 2.2(f) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. The Collateral Agent will promptly notify each Lender of its receipt of such notice and the amount of such Lender’s Applicable Percentage of such prepayment.

(ii)           Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than ten (10) Business Days after the delivery of such Change in Control Notice, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest thereon through the date of prepayment with respect to the Term Loans (such interest to be calculated based on Term SOFR for the Interest Period during which such Change in Control is consummated), and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.

(iii)           Prior to any prepayment, repurchase, redemption or similar action, of the Permitted Convertible Indebtedness in accordance with its terms (the “Convertible Indebtedness Redemption”) which occurs prior to the Term Loan Maturity Date, Borrower shall promptly, and in any event no later than fifteen (15) days prior to the consummation of such Convertible Indebtedness Redemption, notify the Collateral Agent in writing of the expected occurrence of such Convertible Indebtedness Redemption, which notice shall include the date on which Borrower shall (subject to the occurrence of any events expressly set forth therein) prepay in full all of the Term Loans advanced by Lenders under this Agreement and reasonable detail as to the nature, timing and other circumstances of such Convertible Indebtedness Redemption (such notice, a “Convertible Indebtedness Redemption Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, in accordance with the terms of the Term Loan Notes, no later than five (5) days prior to the Convertible Indebtedness Redemption, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans, and (B) any applicable amounts payable with respect to the prepayment under this Section 2.2(c)(iii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Convertible Indebtedness Redemption Notice, and the amount of such Lender’s Applicable Percentage of such prepayment. Notwithstanding the foregoing, none of the following shall be deemed to be a Convertible Indebtedness Redemption: (u) any prepayment, repurchase, redemption or similar action of the Permitted Convertible Indebtedness using cash proceeds of any issuance of Permitted Convertible Indebtedness (and any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such prepayment, repurchase, redemption or action), provided, however, that such issuance occurs not more than ninety (90) days preceding such prepayment, repurchase, redemption or action; (v) any prepayment, repurchase, redemption or similar action of the Permitted Convertible Indebtedness using cash proceeds of any issuance of Equity Interests (and any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such prepayment, repurchase, redemption or action), provided, however, that such issuance occurs not more than ninety (90) days preceding such prepayment, repurchase, redemption or action; (w) the conversion by holders of Permitted Convertible Indebtedness (including any cash payment upon conversion) or required payment of any interest with respect to any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other documentation governing such Permitted Convertible Indebtedness, (x) cash payments to redeem any Permitted Convertible Indebtedness; provided, however, that the closing price per share of Borrower’s publicly-traded common stock on the Trading Day immediately prior to the day on which Borrower delivers the redemption notice pursuant to the terms of the indenture governing such Permitted Convertible Indebtedness is a least 1.2 times the conversion price of such Permitted Convertible Indebtedness; (y) the exchange of existing Permitted Convertible Indebtedness for (1) new Permitted Convertible Indebtedness (or the cash proceeds from the issuance of such new Permitted Convertible Indebtedness) to the extent such new Permitted Convertible Indebtedness is permitted to be issued under the terms of this Agreement and to the extent that such new Permitted Convertible Indebtedness bears interest at a rate per annum not to exceed five percent (5.0%) (any such new Permitted Convertible Indebtedness, the “Refinancing Convertible Debt”), (2) Equity Interests, (3) the cash proceeds, if any, received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives entered into in connection with such existing Permitted Convertible Indebtedness, or (4) cash in respect of accrued and unpaid interest on such exchanged existing Permitted Convertible Indebtedness; or (z) the delivery of Equity Interests and cash in lieu of fractional shares or in respect of accrued and unpaid interest to any holder of Permitted Convertible Indebtedness to induce such holder to convert Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness.

(d)             Prepayment Application. Any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) (together with the accompanying Makewhole Amount or Prepayment Premium, if any, that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses; (ii) second, to accrued and unpaid interest at the Default Rate incurred pursuant to Section 2.3(b), if any; (iii) third, without duplication of amounts paid pursuant to sub-clause (ii) above, to accrued and unpaid interest at the Term Loan Rate; (iv) fourth, to accrued and unpaid Additional Consideration, if any; (v) fifth, to the Prepayment Premium, if applicable; (vi) sixth, to the Makewhole Amount, if applicable; (vii) seventh, to the outstanding principal amount of the Term Loans being prepaid (in such order as the Collateral Agent or the Required Lenders may direct); and (viii) eighth, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.

(e)             Makewhole Amount.

(i)             Any prepayment of the Tranche A Loans by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 1st-year anniversary of the Effective Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Makewhole Amount.

(ii)            Any prepayment of the Tranche B Loans by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 1st-year anniversary of the Tranche B Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche B Makewhole Amount.

(f)             Prepayment Premium.

(i)             Any prepayment of the Tranche A Loans by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case (if applicable), be accompanied by payment of an amount equal to the Tranche A Prepayment Premium.

(ii)           Any prepayment of the Tranche B Loans by Borrower (A) pursuant to Section 2.2(c) or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case (if applicable), be accompanied by payment of an amount equal to the Tranche B Prepayment Premium.

For the avoidance of doubt, no Prepayment Premium shall be payable under the Prior Loan Agreement in connection with the issuance of the Tranche A Term Loan Notes and related transactions on the Effective Date.

(g)            Any Makewhole Amount or Prepayment Premium payable as a result of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT OR PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE. Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount and Prepayment Premium is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount and Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount and Prepayment Premium; and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(g) and Section 8.6. Borrower expressly acknowledges that its agreement to pay the Makewhole Amount and Prepayment Premium, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make any Credit Extension. Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Makewhole Amount or Prepayment Premium when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.

2.3.         Payment of Interest on the Credit Extensions.

(a)             Interest Rate.

(i)             Subject to Section 2.3(b) below, the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to Adjusted Term SOFR for each Interest Period plus the Applicable Margin (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.

(ii)            Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall accrue on such Term Loan, or any portion thereof, for the day on which such Term Loan or such portion is paid.

(iii)           Except as otherwise expressly provided herein, interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error), commencing on the Interest Date occurring from and after the Effective Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the Business Day immediately preceding such date.

(b)             Default Rate. In the event Borrower fails to pay any of the Obligations when due or upon the commencement and during the continuance of an Insolvency Proceeding of the Borrower or upon the occurrence and during the continuance of any other Event of Default, immediately (and without notice to any Credit Party or demand by the Collateral Agent or any Lender for payment therefor), the Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and shall be payable on the date specified herein; provided, that in the case of any past due Obligations (if any), such interest shall be payable entirely in cash on demand of the Collateral Agent or any Lender. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment of any Obligations and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.

(c)             360-Day Year. Interest payable under each Term Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)             Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Effective Date (which such notice may be updated by such Lender (or the Collateral Agent) by written notice to the Borrower from time to time after the Effective Date). Except as otherwise expressly provided herein, interest is payable quarterly on each Interest Date. Payments of principal or interest received after 11:00 a.m. (New York City time) on such date (including any Payment Date) are considered received at the opening of business on the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. When any payment is due on a day that is not a Business Day, such payment is due on the immediately preceding Business Day. Any and all payments to be made by (or on behalf of) Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

(e)             Conforming Changes. In connection with the use or administration of Term SOFR, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Collateral Agent will promptly notify Borrower and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(f)             Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)             Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)            Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)           Notices; Standards for Decisions and Determinations. The Collateral Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Collateral Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to sub-clause (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Collateral Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(f).

(iv)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to sub-clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

2.4.         Expenses. Borrower shall pay to or reimburse (or pay directly on behalf of) the Collateral Agent and, as applicable, each Lender, all of such Person’s Lender Expenses incurred through and after the Effective Date, promptly after receipt of a written demand therefor by such Lender or the Collateral Agent (with, in the case of any Lender, a copy of such demand to the Collateral Agent), setting forth in reasonable detail such Person’s Lender Expenses.

2.5.         Requirements of Law; Increased Costs. In the event that any applicable Change in Law:

(a)             Does or shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or the Term Loans (except Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);

(b)             Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender; or

(c)             Does or shall impose on any Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, Borrower shall promptly pay to the applicable Lender, within thirty (30) days of its receipt of the certificate described below, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrower in writing of the event by reason of which it has become so entitled (with a copy of such notice to the Collateral Agent), and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by such Lender to Borrower (with a copy of such certificate to the Collateral Agent) shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Term Loans and all other Obligations. Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate such Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.6.         Taxes; Withholding, Etc.

(a)             All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower agrees to pay, and shall indemnify and hold each Lender harmless from, Other Taxes, and as soon as practicable after the date of paying such sum, Borrower shall furnish to each Lender (as applicable, with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to the Collateral Agent of such payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(b)             If any Credit Party or any other Person (“Withholding Agent”) is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of such Withholding Agent) from any sum paid or payable by any Credit Party to any Lender under any of the Loan Documents: (i) such Withholding Agent shall notify such Lender in writing (with a copy to the Collateral Agent) of any such requirement or any change in any such requirement promptly after such Withholding Agent becomes aware of it; (ii) such Withholding Agent shall make any such withholding or deduction; (iii) such Withholding Agent shall pay any such Tax before the date on which penalties attach thereto in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Withholding Agent in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall (or shall cause such Withholding Agent, if not Borrower, to) deliver to such Lender (with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(c)             Borrower shall indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(c)) paid by such Lender and any liability (including any reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6(c) shall be made to the applicable Lender within thirty (30) days from written demand therefor.

(d)             Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Collateral Agent, at the time or times reasonably requested in writing by Borrower or the Collateral Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, such Lender, if reasonably requested in writing by Borrower or the Collateral Agent, shall deliver such other documentation prescribed by Requirements of Law or otherwise required by Borrower or the Collateral Agent to enable Borrower or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(d)(i), (ii) or (iv) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being acknowledged and agreed that providing any information currently required by any U.S. federal income tax withholding form is not considered on the Effective Date prejudicial to the position of such Lender). For the avoidance of doubt, for the purposes of this Section 2.6(d), the term “Lender” shall include each applicable assignee thereof. Without limiting the generality of the foregoing:

(i)             If any Lender is a U.S. Person, such Lender shall deliver to Borrower and the Collateral Agent, on or prior to the Effective Date and the date on which a Lender Transfer involving such Lender occurs, as applicable, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion) two (2) executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(ii)            If any Lender is a Foreign Lender, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower and the Collateral Agent, on or prior to, the Effective Date and, the date on which a Lender Transfer involving such Lender occurs, as applicable, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion):

(1)             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two (2) properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)             two (2) completed and duly executed copies of IRS Form W-8ECI;

(3)             to the extent that such Foreign Lender is not the beneficial owner, two (2) properly completed and duly executed copies of IRS W-8IMY and a withholding statement, along with IRS Form W-9, W-8BEN-E, W-8BEN, W-8ECI or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate referenced in Section 2.6(d)(ii)(4) below on behalf of each such direct and indirect partner; or

(4)             in the case of a Foreign Lender claiming the benefits of the exemption for “portfolio interest” under Section 881(c) of the IRC, it shall provide Borrower with two (2) properly completed and duly executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, and a certificate reasonably satisfactory to Borrower to the effect that any interest received by such Foreign Lender is not received by a “bank” on “extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.

(iii)           If any Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such its becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(iv)           If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and the Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or the Collateral Agent as may be necessary for Borrower (and, to the extent applicable, the Collateral Agent) to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)            If any Lender is required to deliver any forms, statements, certificates or other evidence with respect to United States federal Tax or backup withholding matters pursuant to this Section 2.6(d), such Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, to promptly deliver to Borrower two (2) new original copies of updated or successor forms, certificates or evidence, as applicable.

(e)             If any party hereto determines, in its discretion exercised in good faith, that it has received a refund of any Taxes or a credit or offset for any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund, credit or offset (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) in the event that such indemnified party is required to repay, credit or offset such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate IRS forms and other documentation required pursuant to Section 2.6(d) or Section 2.8. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)             If any Lender requests compensation under Section 2.5, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 2.6, then such Lender shall (at the written request of Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.5 or 2.6, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g)             Tax Status of Borrower. Borrower is currently treated as a corporation for U.S. federal income tax purposes. Borrower shall not take any affirmative action (including not making any election under Section 301.7701-3(c) of the Treasury Regulations (or any successor provision) by way of filing an IRS Form 8832) to change its U.S. entity tax classification without the prior written consent of the Required Lenders.

(h)             Tax Reporting Assistance. Borrower shall use commercially reasonable efforts to assist any Lender (i) in the computation of accruals with respect to any “original issue discount” or “market discount” arising with respect to the Term Loans for U.S. federal income tax purposes, and (ii) with its compliance with any associated tax reporting or filing requirements of such Lender or its partners, members or beneficial owners.

2.7.         Additional Consideration.

(a)             [Reserved].

(b)             As additional consideration to induce each Lender to enter into this Agreement, on the Effective Date (or, if the Effective Date occurs on a day that is not a Business Day, on the first Business Day immediately following the Effective Date), Borrower shall pay to each Lender an amount equal to the product of (i) the aggregate principal amount of such Lender’s Tranche A Term Loan as of the Effective Date, multiplied by (ii) 0.0125 (each such product, the “Amendment Consideration”). Any and all Amendment Consideration is fully earned as of July 17, 2024, due and payable on the Effective Date (or, if the Effective Date occurs on a day that is not a Business Day, on the first Business Day immediately following the Effective Date) and shall not be refundable for any reason whatsoever and, in the event the Tranche B Term Loans are funded hereunder, such Amendment Consideration shall be treated as original issue discount with respect to the Tranche B Term Loans for U.S. federal income tax purposes, unless otherwise required by Requirements of Law.

(c)             As additional consideration for the obligations of each Lender to fund its Applicable Percentage of the Tranche B Term Loan Amount pursuant to Section 2.2 and Section 3.4, on the Tranche B Closing Date, Borrower shall pay to each Lender an amount equal to the product of (i) the amount of the Tranche B Term Loan advanced by such Lender on the Tranche B Closing Date, multiplied by (ii) 0.0225 (each such product, the “Tranche B Additional Consideration”). Any and all Tranche B Additional Consideration is due and payable on the Tranche B Closing Date, fully earned when paid and shall not be refundable for any reason whatsoever and such Tranche B Additional Consideration shall be treated as original issue discount with respect to the Tranche B Term Loans for U.S. federal income tax purposes, unless otherwise required by Requirements of Law. The Tranche B Additional Consideration payable hereunder shall be deducted, as applicable, from the proceeds of the Tranche B Loans to be advanced to Borrower pursuant to Section 2.2) and Section 3.4.

(d)             Any and all Additional Consideration payable hereunder is in addition to, and not creditable against, any other fee, cost or expenses payable under the Loan Documents.

2.8.         Evidence of Debt; Register; Collateral Agent’s Books and Records; Term Loan Notes.

(a)             Evidence of Debt; Register. Borrower will maintain at all times at its principal executive office in the United States, a register that identifies each beneficial owner that is entitled to a payment of principal and stated interest on each Term Loan (the “Register”) and provides for the registration and transfer of Term Loan Notes so that each Term Loan is at all times in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations (or any amended or successor version) and Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). Each Term Loan: (i) shall, pursuant to this clause (a), be registered as to both principal and any stated interest with Borrower or its agent, and (ii) shall be transferred or exchanged by any Lender only by surrender of the old instrument at the principal executive office of Borrower (or at the place of payment named in the Term Loan Note, if any), accompanied, if so required by Borrower in the case of a Lender Transfer, by a written instrument of transfer in form reasonably satisfactory to Borrower duly executed by the holder thereof or by such holder’s attorney duly authorized in writing, and Borrower will execute and deliver in exchange therefor a new Term Loan Note or Term Loan Notes, in such denomination(s) as may be requested by such holder, of like tenor and in the same aggregate outstanding principal amount as the aggregate outstanding principal amount of the Term Loan Note(s) so surrendered. Any Term Loan Note issued in exchange for any other Term Loan Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Term Loan Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. The entries in the Register shall be conclusive and binding for all purposes, including as to the outstanding principal amount of the Term Loan Note and the payment of interest, principal and other sums due hereunder absent manifest error and Borrower, Lenders and any of their respective agents shall treat the Person recorded in the Register as the sole and exclusive record and beneficial holder and owner of such Term Loan Note or any other Loan Document (including this Agreement), and a Lender hereunder, for all purposes whatsoever.

(b)             Term Loan Notes. Borrower shall execute and deliver to each Lender to evidence such Lender’s Term Loan, a Term Loan Note. All amounts due under the Term Loan Notes shall be repayable as set forth in this Agreement and interest shall accrue on the principal amount of the Term Loans represented by the Term Loan Notes, in each case, in accordance with the terms of this Agreement. All Term Loan Notes shall rank for all purposes pari passu with each other.

3.             CONDITIONS TO TERM LOANS

3.1.         Conditions Precedent to the Effective Date. The obligation of each Lender to execute and deliver this Agreement on the Effective Date are subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)             on the Effective Date, (A) of copies of this Agreement, the Disclosure Letter and the Perfection Certificate for Borrower and its Subsidiaries, in each case (x) dated as of the Effective Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent, (B) of copies of the Tranche A Notes dated the Effective Date and executed in wet ink by Borrower (it being understood and agreed that original copies will not be required to be delivered as of the Effective Date but shall be delivered promptly after the Effective Date), (C) a good standing certificate for each Credit Party (where applicable in the subject jurisdiction) certified by a Director or the Secretary of such Credit Party as of a date no earlier than thirty (30) days prior to the Effective Date, certified (where available) by the Secretary of State (or the equivalent thereof, if applicable) of the jurisdiction of incorporation, formation or organization of such Person as of a date no earlier than thirty (30) days prior to the Effective Date, (D) true, correct and complete copies of the Tranche B Purchase Agreement, executed and delivered by all parties thereto; and (E) an Officer’s Certificate, dated the Effective Date and signed by a Responsible Officer of Borrower, certifying: (w) there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter; (x) that the organizational structure and capital structure of Borrower and each of its Subsidiaries is as described on Schedule 4.15 of the Disclosure Letter as at the Effective Date; and (y) satisfaction as of the Effective Date of the conditions precedent set forth in this Sections 3.1(a) and (d) (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (z) that each Credit Party shall have obtained any and all Governmental Approvals and consents of other Persons, if any, that are necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents, which shall be in full force and effect (and in form and substance reasonably satisfactory to the Collateral Agent);

(b)             the Collateral Agent’s receipt of (A) true, correct and complete copies of (i) the Operating Documents of each Credit Party and (ii) completed Borrowing Resolutions with respect to the Loan Documents and the Tranche B Term Loans for each Credit Party and (B) a Secretary’s Certificate for each Credit Party, dated the Effective Date and signed by each Credit Party or such Credit Party’s Secretary (or similar officer), certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate(s) to be in form and substance reasonably satisfactory to the Collateral Agent);

(c)             payment of the Amendment Consideration in accordance with Section 2.7(b) or, if the Effective Date occurs on a day that is not a Business Day, confirmation from the Borrower that such Amendment Consideration will be paid on the immediately following Business Day; and

(d)             additionally, without limitation:

(i)             the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects on the Effective Date, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects (as so qualified), in each case, on the Effective Date or as of such earlier date, as applicable); and

(ii)            as of the Effective Date, there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document, agreement and/or instrument required to be approved by Collateral Agent or any Lender, as applicable, on the Effective Date.

3.2.         Conditions Precedent to the Tranche B Term Loans. The obligation of each Lender to advance its Applicable Percentage of the Tranche B Term Loan Amount on the Tranche B Closing Date is subject only to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)             the Collateral Agent’s and each Lender’s receipt:

(i)             on or prior to the Tranche B Closing Date, if and to the extent any update thereto is necessary between the Effective Date and the Tranche B Closing Date, of copies of an updated Disclosure Letter or Perfection Certificate, in each case (x) dated as of the Tranche B Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent; and

(ii)            on or prior to the Tranche B Closing Date, (x) audited consolidated balance sheets of the Tranche B Acquisition Target and its Subsidiaries for each of the two (2) most recent fiscal years ending December 31, 2023 and December 31, 2022 and the related audited consolidated statements of income, cash flows and stockholders’ equity of the Tranche B Acquisition Target for such fiscal year, and (y) unaudited consolidated balance sheets of the Tranche B Acquisition Target and its Subsidiaries for each fiscal quarter ending after the date of the most recent balance sheets delivered pursuant to sub-clause (x) above (other than the fourth fiscal quarter of any fiscal year) and at least forty-five (45) days prior to the Tranche B Closing Date and the related unaudited consolidated statements of income and cash flows of the Tranche B Acquisition Target for the portion of the fiscal year then ended (it being acknowledged and agreed that the Collateral Agent has received all financial statements required by clause (x) and the financial statements required by clause (y) for the fiscal quarter ending March 31, 2024;

(b)             the Collateral Agent’s and each Lender’s receipt of copies of (i) the Tranche B Term Loan Notes dated the Tranche B Closing Date and executed in wet ink by Borrower (it being understood that signatures will be provided by facsimile or in electronic (i.e., “pdf” or “tif”) format on the Tranche B Closing Date, and it is further understood and agreed that original copies will not be required to be delivered as of the Tranche B Closing Date but shall be delivered promptly after the Tranche B Closing Date), (ii) a solvency certificate of Borrower in the form attached hereto as Exhibit F dated the Tranche B Closing Date and executed by the Chief Financial Officer of Borrower, and (iii) a joinder or pledge agreement to the Security Agreement (in the form(s) attached thereto), in each case dated the Tranche B Closing Date and executed and delivered by the Tranche B Acquisition Target and each of its Subsidiaries (other than an Excluded Subsidiary) (the “Tranche B Acquisition Target Credit Parties”) (excluding, for the avoidance of doubt, any Control Agreements and any other Loan Document described in Schedule 5.14 of the Disclosure Letter to be delivered after the Tranche B Closing Date), all in form and substance reasonably satisfactory to the Collateral Agent; provided, that, to the extent any lien on any Collateral (including the creation or perfection of any security interest therein) purported to be granted (or created) under any Collateral Document is not or cannot be granted (or created or perfected) on the Tranche B Closing Date (other than the assets or properties of the Tranche B Acquisition Target Credit Parties to the extent that a lien on and security interest in such Collateral may be perfected by means of (A) the filing of a Uniform Commercial Code financing statement or such other financing statement, (B) taking delivery and possession of certificated securities or uncertificated stock control agreements, or (C) the filing of IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office (as applicable), it being understood that (x) to the extent commercially reasonable efforts have been used by the Credit Parties to obtain possession of any physical stock certificates of the Tranche B Acquisition Target Credit Parties (such physical stock certificates, the “Tranche B Acquisition Stock Certificates”), such Tranche B Acquisition Stock Certificates will only be required to be delivered on the Tranche B Closing Date to the extent that they are received by a Credit Party at least two (2) Business Days prior to the Tranche B Closing Date and (y) such financing statements and IP Security Agreements shall be delivered on or before the Tranche B Closing Date, but pre-filing thereof shall not be a condition to funding of the Tranche B Term Loan), after the Credit Parties’ use of commercially reasonable efforts to do so, then the delivery of possession of such Tranche B Acquisition Stock Certificates or grant (or creation or perfection) of such lien thereon and security interest therein shall not constitute a condition precedent to the availability of the Tranche B Term Loans on the Tranche B Closing Date hereunder, but, instead, shall be required to be granted, created or perfected (as applicable) within thirty (30) days after the Tranche B Closing Date (or such later date after the Tranche B Closing Date as the Collateral Agent may agree in its sole discretion), except as otherwise is expressly provided in Section 5.14; provided, further, that the Loan Documents shall not contain any conditions to the availability and funding of the Tranche B Term Loans hereunder other than as explicitly set forth in Section 3 hereof (the “Funds Certain Provisions”);

(c)             the Collateral Agent’s receipt of (A) true, correct and complete copies of (i) the Operating Documents of each Credit Party, Tranche B Acquisition Target Credit Parties (ii) completed Borrowing Resolutions with respect to the Loan Documents and the Tranche B Term Loans for each Credit Party and Tranche B Acquisition Target Credit Parties and (B) a Secretary’s Certificate for each Credit Party and Tranche B Acquisition Target Credit Party, dated the Tranche B Closing Date and signed by such Credit Party’s or such Tranche B Acquisition Target Credit Party’s (or similar officer), certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate(s) to be in form and substance reasonably satisfactory to the Collateral Agent;

(d)             [Reserved];

(e)             the Collateral Agent’s receipt of a good standing certificate for the Tranche B Acquisition Target Credit Parties, certified by the Secretary of State (or the equivalent thereof, if applicable) of the jurisdiction of incorporation or formation of such Tranche B Acquisition Target Credit Party, in each case as of a date no earlier than thirty (30) days prior to the Tranche B Closing Date;

(f)             [Reserved];

(g)             subject to Section 5.14, the Collateral Agent’s receipt of (i) evidence that any products liability and general liability insurance policies maintained in the United States regarding any Collateral are in full force and effect and (ii) appropriate evidence showing the Collateral Agent, in such capacity for the benefit of Lenders and the other Secured Parties, having been named as additional insured or loss payee, as applicable (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent) (it being understood and agreed that the delivery of the items described in the foregoing sub-clauses (i) and (ii) regarding any assets or properties of the Tranche B Acquisition Target Credit Parties shall not be required to be delivered on or prior to the Tranche B Closing Date);

(h)             the Collateral Agent’s receipt, no later than three (3) Business Days prior to the Tranche B Closing Date, of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and including, for the avoidance of doubt, a certification regarding beneficial ownership as required by 31 C.F.R. §1010.230, in each case, requested in writing no later than ten (10) Business Days prior to the Tranche B Closing Date in form and substance reasonably satisfactory to the Collateral Agent;

(i)             the Collateral Agent’s receipt of an Officer’s Certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming both before and immediately after giving effect to the consummation of the transactions contemplated by the Tranche B Acquisition Agreement, there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter (such Officer’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) (it being understood and agreed that the accuracy of such condition shall not be a condition precedent to the advancement of the Tranche B Term Loan Amount on the Tranche B Closing Date);

(j)             The Collateral Agent’s receipt of the Loan Advance Request for the Tranche B Loans, executed and delivered by Borrower in accordance with Section 3.4 and in form and substance reasonably satisfactory to the Collateral Agent;

(k)             subject to the Funds Certain Provisions, the Collateral Agent’s receipt of all documents and instruments necessary to grant a first priority security interest in and Lien upon, and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, free and clear of all Liens other than Permitted Liens, the Collateral of the Tranche B Acquisition Target Credit Parties shall have been executed (to the extent applicable) and delivered to the Collateral Agent and, if applicable, be in appropriate form for filing (in form and substance reasonably satisfactory to the Collateral Agent);

(l)              the Collateral Agent’s receipt of an Officer’s Certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming that each of the representations and warranties made by the Credit Parties (the “Specified Representations”) (i) in Section 4.1(a), Section 4.1(b)(ii), Section 4.3(a), Section 4.3(b)(i) Section 4.5, Section 4.9 (it being understood and agreed that “Solvency” for such purposes will be defined for in a manner consistent with Exhibit F hereto), the first sentence of Section 4.13(a), Section 4.14, and Sections 4.18(a)-(d), and (ii) subject to the Funds Certain Provisions and solely to the extent that a breach thereof is (or would be) materially adverse to the interests of the Collateral Agent or Lenders with respect to any lien on any of the assets or properties described therein (including the creation or perfection of any security interest therein), Section 4.6(s), is true and correct in all material respects on the Tranche B Closing Date (both with and without giving effect to the Tranche B Term Loans and the consummation of the transactions contemplated by the Tranche B Acquisition Agreement on the Tranche B Closing Date), unless such representation or warranty is expressly stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any such representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects, in each case, on the Tranche B Closing Date (both with and without giving effect to the Tranche B Term Loans and the consummation of the transactions contemplated by the Tranche B Acquisition Agreement) or as of such earlier date, as applicable) (such Officer’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent);

(m)            the Collateral Agent’s receipt of an Officer’s Certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower (to be in form and substance reasonably satisfactory to the Collateral Agent), confirming that:

(i)             concurrently with the funding of the Tranche B Term Loans hereunder, the transactions contemplated by the Tranche B Acquisition Agreement shall be consummated in accordance in all material respects with the terms and conditions of the Tranche B Acquisition Agreement delivered to the Collateral Agent on the Effective Date, without giving effect to any waiver or consent thereunder or any amendment or modification thereto that, taken as a whole, is materially adverse to the interests of the Lenders; provided, however, that for purposes of determining satisfaction of the condition precedent contained in this sub-clause (i), (A) any increase in the Purchase Price shall be deemed to be materially adverse to the interests of the Lenders unless such increase is funded first solely with the cash proceeds of any additional common Equity Interests issued by Borrower and, if applicable, then with cash on the balance sheet of the Credit Parties; (B) any decrease in the Purchase Price shall be deemed to be materially adverse to the interests of the Lenders unless such decrease shall first reduce on a dollar-for-dollar basis the cash on hand to be used by the Borrower to consummate the transactions contemplated by the Tranche B Acquisition Agreement, and then reduce on a dollar-for-dollar basis the original aggregate principal amount of the Tranche B Term Loans (to be effected through a ratable reduction of each Lender’s Tranche B Term Loan Commitment); and (C) any amendment, modification, waiver or consent to the definition of “Company Material Adverse Effect” as used in the Tranche B Acquisition Agreement shall be deemed to be materially adverse to the interests of the Lenders (and shall require the consent of Lenders, not to be unreasonably withheld, delayed or conditioned);

(ii)            from the date of the Tranche B Acquisition Agreement until the Closing (as defined in the Tranche B Acquisition Agreement), there shall not have occurred any Company Material Adverse Effect (as defined in the Tranche B Acquisition Agreement) that is continuing as of the Closing (as defined in the Tranche B Acquisition Agreement);

(iii)           [Reserved]; and

(iv)           each of the Specified Acquisition Agreement Representations is true and correct in all material respects on the Tranche B Closing Date, unless such representation or warranty is expressly stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any such representation or warranty that is qualified as to “materiality,” “material adverse effect”, “Material Adverse Effect,” or similar language shall be true and correct in all respects on the Tranche B Closing Date or as of such earlier date, as applicable);

(n)             [Reserved];

(o)             payment of the Tranche B Additional Consideration in accordance with Section 2.7(c), which such payment shall be deducted from the proceeds of the Tranche B Term Loans concurrent with the funding of the Tranche B Term Loans;

(p)             payment of any and all accrued Lender Expenses as specified in Section 2.4 hereof (to the extent invoiced at least three (3) Business Days prior to the Tranche B Closing Date) concurrent with the funding of the Tranche B Term Loans (which such payment shall be made by deduction of such Lender Expenses from the proceeds of the Tranche B Term Loans on the Tranche B Closing Date);

(q)             the Collateral Agent’s receipt of an Officer’s Certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming that immediately following the consummation of the transactions occurring on the Tranche B Closing Date, neither Borrower nor any of its Subsidiaries shall have any outstanding Indebtedness other than Permitted Indebtedness (it being understood and agreed that the accuracy of such condition shall not be a condition precedent to the advancement of the Tranche B Term Loan Amount on the Tranche B Closing Date);

(r)             the Collateral Agent’s receipt on the Tranche B Closing Date of opinions of Goodwin Proctor LLP, counsel to Borrower, in form and substance reasonably satisfactory to the Collateral Agent; and

(s)             the Collateral Agent’s receipt of an Officer’s Certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in Section 3.2 (but not, for the avoidance of doubt, the satisfaction of the Collateral Agent or any Lender with respect to any document or action specified in any such condition precedent as being subject to the satisfaction of the Collateral Agent or any Lender), to be in form and substance reasonably satisfactory to the Collateral Agent.

3.3.         Covenant to Deliver. The Credit Parties agree to deliver to the Collateral Agent and each Lender each item required to be delivered to the Collateral Agent or all Lenders under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to the Collateral Agent within the time period prescribed therefor on such schedule. The Credit Parties expressly agree that a Credit Extension made prior to the receipt by the Collateral Agent and Lenders of any such item shall not constitute a waiver by the Collateral Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered to the Collateral Agent and Lenders by the date of such Credit Extension shall be in each Lender’s sole discretion.

3.4.         Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain any Term Loan, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Loan Advance Request for such Term Loan executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith on such date, or as may be extended as agreed with the Required Lenders at their sole discretion (i) in connection with any corresponding change to the anticipated date of the consummation of the transactions under the Tranche B Acquisition Agreement, and (ii) in no event shall be a date later than ninety (90) days following the date the Tranche B Acquisition Agreement is executed), in which case each Lender agrees to advance its Applicable Percentage of such Term Loan to Borrower on the Effective Date or the Tranche B Closing Date, as applicable, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower prior to the Effective Date or Tranche B Closing Date, as applicable; provided, however, that, with respect to the Tranche B Term Loans, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile such completed Loan Advance Request no later than the earliest to occur of (a) the date that is five (5) Business Days (as such term is defined in the Tranche B Acquisition Agreement) following the Termination Date (as such term is defined in the Tranche B Acquisition Agreement), (b) the termination of the Tranche B Acquisition Agreement in accordance with its terms without the consummation of the transactions thereunder, and (c) the consummation of the Transactions contemplated by the Tranche B Acquisition Agreement (with or without the use of the proceeds of the Tranche B Term Loans), and in no event later than ninety (90) days after the execution and delivery of the Tranche B Acquisition Agreement. Notwithstanding any provision to the contrary in any Loan Document, each of the Lenders' commitments to the funding of the Tranche B Term Loan on the Tranche B Closing Date hereunder are subject only to the conditions set forth in Section 3.2; it being understood that there are no conditions (implied or otherwise) to the commitments hereunder or the funding of the Tranche B Term Loan on the Tranche B Closing Date other than the conditions set forth in Section 3.2 (and upon satisfaction or waiver by the Lenders of such conditions, the funding of the Tranche B Term Loan on the Tranche B Closing Date shall occur).

4.             REPRESENTATIONS AND WARRANTIES

In order to induce each Lender and the Collateral Agent to enter into this Agreement and for each Lender to make the Credit Extensions to be made on the Effective Date and the Tranche B Closing Date, each Credit Party, jointly and severally with each other Credit Party, represents and warrants to each Lender and the Collateral Agent that the following statements are true and correct as of the Effective Date and as of the Tranche B Closing Date:

4.1.         Due Organization, Existence, Power and Authority. Each of Borrower and each of its Subsidiaries: (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter (to the extent applicable); (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted in the ordinary course of business and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby; (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification; and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each described in clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.2.          Equity Interests. All of the outstanding Equity Interests in each Subsidiary of the Borrower, the Equity Interests in which are required to be pledged pursuant to the Collateral Documents, have been duly authorized and validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable and all such Equity Interests owned directly by Borrower or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests in which are required to be pledged on the Effective Date and on the Tranche B Closing Date pursuant to the Collateral Documents.

4.3.         Authorization; No Conflict. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Credit Party or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. With respect to the Operating Documents of Borrower, there has been no amendment, restatement, supplement or other modification to the Articles of Incorporation of Borrower since December 11, 2015, other than to change the address of Borrower’s registered agent in the state of Virginia.

4.4.         Government Consents; Third Party Consents. Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), or (d) the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except, in each case of clause (a) through (d) above, for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Collateral Agent for the benefit of Lenders and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.5.         Binding Obligation. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

4.6.         Collateral. In connection with this Agreement, the Credit Parties have delivered to the Collateral Agent a completed, omnibus certificate, duly signed by each Credit Party (as modified pursuant to Section 3.2 or as otherwise modified from time to time as permitted by this Agreement, the “Perfection Certificate”). Each Credit Party, jointly and severally, represents and warrants to the Collateral Agent and each Lender that:

(a)             (i) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) except as disclosed on the Perfection Certificate, it (and each of its predecessors) has not, in the five (5) years prior to the Effective Date and the Tranche B Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects. If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify the Collateral Agent of such occurrence and provide the Collateral Agent with such Credit Party’s organizational identification number.

(b)             (i) it has good title to, has rights in, and subject to Permitted Subsidiary Distribution Restrictions, the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens, except for such minor irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution located in the United States which are not Excluded Accounts other than the deposit accounts described in the Perfection Certificate delivered to the Collateral Agent in connection herewith.

(c)             (i)            A true, correct and complete list of each pending, registered, or issued Patent, Copyright and Trademark that, individually or taken together with any other such Patents, Copyrights or Trademarks, is material to the business of Borrower and its Subsidiaries, taken as a whole, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, that is owned or co-owned by or exclusively or non-exclusively licensed to any Credit Party or any of its Subsidiaries, (collectively, the “Current Company IP”), including its name/title, current owner or co-owners, registration, patent or application number and registration or application date, issued or filed in the Territory, is set forth on Schedule 4.6(c)(i)(A) of the Disclosure Letter. Except as set forth on Schedule 4.6(c)(i)(B) of the Disclosure Letter, (A) to the Knowledge of Borrower, (1) each item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries is valid, subsisting and enforceable (or will be enforceable, upon issuance) and no such item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries has lapsed, expired, been cancelled or invalidated or become abandoned or unenforceable, and (2) no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability of any such item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries, and (B) to the Knowledge of Borrower, (1) each item of Current Company IP which is licensed by a Credit Party or any of its Subsidiaries from another Person is valid, subsisting and enforceable and no such item of Current Company IP which is licensed by a Credit Party or any of its Subsidiaries has lapsed, expired, been cancelled or invalidated, or become abandoned or unenforceable, and (2) no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Company IP which is licensed by a Credit Party or any of its Subsidiaries. Except as set forth on Schedule 4.6(c)(i)(C) of the Disclosure Letter, (x) each Person who has or has had any rights in or to Current Company IP or any trade secrets owned, co-owned or licensed by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such Current Company IP filed by any Credit Party or any of its Subsidiaries, has executed an agreement assigning his, her or its entire right, title and interest in and to such Current Company IP or trade secrets (as applicable), and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner(s) thereof, and (y) to the Knowledge of Borrower, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of any Company Product in the Territory or entitle such Person to ongoing payments;

(ii)            [Reserved]; and

(iii)           Except as set forth on Schedule 4.6(c)(iii), to the Knowledge of Borrower, there are no published Patents, Patent applications, articles or prior art references that could reasonably be expected to materially adversely affect the exploitation of any Product in the Territory.

(d)             (A) Each Credit Party or any of its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner on Schedule 4.6(c)(i)(A) of the Disclosure Letter, and (B) there are no Liens on any Current Company IP, other than Permitted Liens.

(e)             There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned or co-owned by or exclusively or non-exclusively licensed to any Credit Party or any of its Subsidiaries, except as could not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights to such Current Company IP, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired. There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is non-exclusively licensed to any Credit Party or any of its Subsidiaries, except as could not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights to such Current Company IP.

(f)             There are no unpaid fees, royalties or indemnification payments owing by Borrower or any of its Subsidiaries under any Current Company IP Agreement that have become due, as of the Effective Date and the Tranche B Closing Date, or are or will have become due or overdue, as of the Effective Date and the Tranche B Closing Date. As of the Effective Date and the Tranche B Closing Date, each Current Company IP Agreement or any provision thereof (other than provisions solely with respect to confidentiality) is or will be in full force and effect or is or will be legal, valid and binding on or enforceable against Borrower or any of its Subsidiaries in accordance with its terms (except for confidentiality terms). Neither Borrower nor any of its Subsidiaries, as applicable, is in breach of or default under any Current Company IP Agreement to which it is a party or may otherwise be bound and no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision or amendment of any Current Company IP Agreement, including the execution, delivery and performance of the Tranche B Acquisition Agreement, this Agreement and the other Loan Documents.

(g)             No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to any Current Company IP Agreement and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP (including any associated attorney fees).

(h)             No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of Borrower, no circumstance or grounds exist, that would invalidate or reduce, in whole or in part, any enforceability or scope of (A) the Current Company IP in any manner that could reasonably be expected to materially adversely affect the exploitation of any Company Product in the Territory, or (B) in the case of Current Company IP owned or co-owned by, or exclusively or non-exclusively licensed to, any Credit Party or any of its Subsidiaries, other than with respect to Permitted Licenses and except as set forth on Schedule 4.6(h)(i) of the Disclosure Letter, a Credit Party’s or Subsidiary’s entitlement to own or license and exploit such Current Company IP in any manner that could reasonably be expected to materially adversely affect the exploitation of any Company Product in the Territory.

(i)             Except as set forth on Schedule 4.6(i) of the Disclosure Letter, to the Knowledge of Borrower, there is no product or other technology of any third party that could reasonably be expected to infringe a Patent within the Current Company IP in a manner that would result in a material adverse effect on any Product in the Territory.

(j)             Except as described on Schedule 4.6(j) of the Disclosure Letter, no Credit Party is a party to or bound by any Excluded License or any Restricted License.

(k)             In each case where an issued Patent within the Current Company IP is owned or co-owned by any Credit Party or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office.

(l)             [Reserved].

(m)            Except as set forth on Schedule 4.6(m) of the Disclosure Letter: (i) the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, does not and will not, to the Knowledge of Borrower, infringe or violate (or in the past infringed or violated), or form a reasonable basis for a claim of infringement or violation of, any of the rights of any third parties in or to any issued or registered Intellectual Property (“Third Party IP”) or, to the Knowledge of Borrower, constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP.

(n)             Except as set forth on Schedule 4.6(n) of the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Current Company IP to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Current Company IP.

(o)             Except as set forth on Schedule 4.6(o) of the Disclosure Letter, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Current Company IP or the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Current Company IP or the subject matter thereof.

(p)             [Reserved].

(q)             Except as set forth on Schedule 4.6(q), to the Knowledge of Borrower, any Product made, used or sold under the Patents within the Current Company IP has been marked with the proper patent notice.

(r)             Except as set forth on Schedule 4.6(r) of the Disclosure Letter, to the Knowledge of Borrower, at the time of any shipment of Product in the Territory occurring prior to the Effective Date and the Tranche B Closing Date, the units thereof so shipped complied with their relevant specifications and were developed and manufactured in all material respects in accordance with current FDA Good Manufacturing Practices, FDA Good Clinical Practices and FDA Good Laboratory Practices (as applicable).

(s)             The Collateral Documents create in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a valid and, upon the making of the filings and the taking of the actions required under the terms of the Loan Documents (except to the extent not required to be perfected pursuant to the terms of the Loan Documents), perfected Lien on and security interest in the Collateral (in each case, solely to the extent perfection is available under applicable Law through the making of such filings and taking of such actions), securing the payment of the Obligations, and having priority over all other Liens on and security interests in the Collateral (except Permitted Liens).

4.7.         Adverse Proceedings; Specified Disputes; Compliance with Laws.

(a)             Except as has been disclosed in the Exchange Act Documents or as set forth on Schedule 4.7(a) of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their respective assets or properties or revenues (including involving allegations of sexual harassment or misconduct by any officer of Borrower or any of its Subsidiaries) that, either individually or in the aggregate, could reasonably be expected to materially adversely affect the Collateral (including by imposing a Lien thereon) or result in a Material Adverse Change;

(b)             Except as has been disclosed in the Exchange Act Documents or as set forth on Schedule 4.7(b) of the Disclosure Letter: there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post grant review proceeding, cancellation proceeding, injunction, litigation, paragraph IV patent certification or lawsuit under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation or decree, or any other dispute, disagreement or claim, alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor has any Specified Dispute been threatened in writing, challenging the legality, validity, enforceability or ownership of any Current Company IP; and

(c)             Neither Borrower nor any of its Subsidiaries (i) is in violation of any Requirements of Law (including Environmental Laws), except for such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, or (ii) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to materially adversely affect the Collateral (including by imposing a Lien thereon) or result in a Material Adverse Change.

4.8.         Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.

(a)             The documents filed by Borrower with the SEC pursuant to the Exchange Act since January 1, 2023 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein);

(b)             The financial statements (including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Borrower and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly in all material respects the information required to be stated therein (subject to the proviso in Section 4.8(a) above with respect to projections);

(c)             Since December 31, 2023, there has not occurred or failed to occur any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change, except as has been disclosed in the Exchange Act Documents; and

(d)             The Books of Borrower and each of its Subsidiaries in existence immediately prior to the Effective Date and the Tranche B Closing Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.

4.9.         Solvency. Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of Borrower, nor do any circumstances exist which may result in the dissolution or liquidation of Borrower.

4.10.       Payment of Taxes. All foreign, U.S. federal and state income and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

4.11.       Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are and, to the Knowledge of Borrower, have been, no conditions, occurrences, or Hazardous Materials Activities that would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Knowledge of Borrower, no predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, Borrower has not undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials or any Hazardous Materials Activity that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

4.12.       Material Contracts. After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of Borrower, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of Borrower, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any right of the applicable counterparty thereto to accelerate such Credit Party’s or Subsidiary’s obligations thereunder or cancel or terminate such Material Contract or any provision thereof or result in the cancellation, termination or invalidation of such Material Contract or any provision thereof. Except as described on Schedule 4.12 of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any written notice from any party thereto asserting or, to the Knowledge of Borrower threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract (or any material provision thereof) or the acceleration of such Credit Party’s or Subsidiary’s obligations thereunder.

4.13.       Regulatory Compliance.

(a)             No Credit Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state Requirements of Law, respectively.

(b)             (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (i), (ii) and (iii) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

4.14.       Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit for the purpose of purchasing or carrying Margin Stock. No Credit Party owns any Margin Stock. Neither Borrower nor any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.

4.15.       Subsidiaries. As of the Effective Date and the Tranche B Closing Date, Schedule 4.15 of the Disclosure Letter (a) sets forth the name and jurisdiction of incorporation, organization or formation of Borrower and each of its Subsidiaries, and (b) sets forth the ownership interest of Borrower and any other Credit Party in each of their respective Subsidiaries, including the percentage of such ownership.

4.16.       Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Borrower or any of its Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of Borrower, threatened in writing involving Borrower or any of its Subsidiaries, and (c) to the Knowledge of Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the Knowledge of Borrower, no union organization activity that is taking place that, in each case specified in clauses (a), (b) and (c) above, individually or taken together with any other case therein specified, could reasonably be expected to result in a Material Adverse Change.

4.17.       Full Disclosure. None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Collateral Agent or any Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (as may be modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein). To the Knowledge of Borrower, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to the Collateral Agent or any Lender for use in connection with the transactions contemplated hereby.

4.18.       FCPA; Patriot Act; OFAC; Export and Import Laws.

(a)             None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower (in each case, in their capacity as such) has (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any other Person from corporate funds of Borrower or any of its Subsidiaries, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the U.K. Bribery Act (“UKBA”) or any other applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment , and no part of the proceeds of any Credit Extension will be used, directly or, to the Knowledge of such Credit Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or any other Person, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of Anti-Corruption Laws. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Anti-Corruption Laws is pending or to the Knowledge of such Credit Party, threatened in writing, nor is there any basis for such action, suit or proceeding;

(b)             (i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the Bank Secrecy Act of 1970 (as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001) and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the Knowledge of Borrower, threatened in writing;

(c)             None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower is, or is owned 50% or more or controlled by any Persons which are, the target or the subject of any sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority (collectively “Sanctions”). Neither Borrower nor any of its Subsidiaries: (i) has assets located in, or otherwise directly or indirectly derives revenues from or engages in, investments, dealings, activities, or transactions in or with, any Sanctioned Country; or (ii) directly or indirectly derives revenues from, conducts any business or engages in investments, dealings, activities, or transactions with, any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to Sanctions is pending or to the Knowledge of such Credit Party, threatened in writing, nor is there any basis for such action, suit or proceeding;

(d)             Borrower will not, directly or, to the Knowledge of Borrower, indirectly through an agent, use any of the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds of the Credit Extensions to any Subsidiary, joint venture partner or other Person, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of e Anti-Corruption Laws, (ii) in violation of Anti-Money Laundering Laws, or (iii) for the purpose of financing the activities of any Person that is the target or the subject of Sanctions or in any country or territory that at the time of such funding is the subject of Sanctions, in each case in violation of Sanctions;

(e)             Borrower, its Subsidiaries, their respective officers and directors, and to the Knowledge of Borrower, their respective agents and employees, are in compliance in all respects with Sanctions. Borrower and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Money Laundering Laws, Export and Import Laws, and applicable Anti-Corruption Laws; and

(f)              Borrower and its Subsidiaries are in compliance, in all material respects, with applicable Export and Import Laws.

4.19.       Health Care Matters

(a)             Compliance with Health Care Laws. Except as set forth on Schedule 4.19(a) of the Disclosure Letter, each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws.

(b)             Compliance with FDA Laws. Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, are in compliance in all material respects with all applicable FDA Laws, including the Federal Food Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder (the “FDCA”), in any way relating to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, record keeping, reporting, transport, offer for sale, distribution or sale of any Product in the Territory. Each Product distributed or sold in the Territory at any and all times during the past five (5) years (or, with respect to Acquisition Product, during the time such Product has actually been distributed or sold by the Borrower) has been manufactured, developed and tested in all material respects in compliance with all applicable FDA Laws including any applicable current FDA Good Manufacturing Practices, FDA Good Clinical Practices and FDA Good Laboratory Practices and, if and to the extent such Product is required to be approved or cleared by the FDA pursuant to the FDCA in order to be legally marketed in the United States for such Product’s intended uses, such Product has been approved or cleared for such intended uses and meets in all material respects any additional conditions of approval or clearance by the FDA (as applicable). To the Knowledge of Borrower, no Product that is or has been manufactured, tested, distributed, held or marketed by or on behalf of any Credit Party or any of its Subsidiaries has been adulterated or misbranded.

(c)             Compliance with DEA Laws. Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, is in compliance in all material respects with all applicable DEA Laws, including the Controlled Substances Act (21 U.S.C. § 801 et seq.) and the regulations promulgated thereunder (the “CSA”), in any way relating to any development, manufacture, production, use, commercialization, marketing, importing, storage, record keeping, reporting, transport, offer for sale, distribution or sale of any Product in the Territory. Each Product distributed or sold in the Territory at any and all times during the past five (5) years or, with respect to Acquisition Product, during the time such Product has actually been distributed or sold by the Borrower) has been (i) stored, transported, imported, offered for sale, documented, secured, and distributed in all material respects in accordance with DEA Laws and any state laws and regulations applicable to controlled substances, and (ii) to the extent such Product is required to be authorized by the DEA pursuant to the CSA, such Product has been so authorized, and no inquiries regarding material issues have been initiated by the DEA.

(d)             Material Statements. Within the past five (5) years, neither any Credit Party, nor, to the Knowledge of Borrower, any Subsidiary or any officer, Affiliate or employee of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, Affiliate or employee of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of Borrower, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, in the case of clauses (i) through (iii) above, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, would reasonably be expected to constitute a material violation of any applicable Requirements of Law or could invoke the FDA Application Integrity Policy regarding “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in FDA’s Compliance Policy Guide Sec. 120.100 or any similar policy, in each case as related to any Product.

(e)             Proceedings; Audits. Except as has been disclosed in the Exchange Act Documents or as set forth on Schedule 4.19(e) of the Disclosure Letter: (i) there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened in writing, against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws, Data Protection Laws, FDA Laws, DEA Laws or other Requirements of Law; (ii) to the Knowledge of Borrower, there are no facts, circumstances or conditions that, individually or in the aggregate, could reasonably be expected to form the basis for any such Adverse Proceeding; and (iii) there are no Governmental Authority investigations or inquiries (other than routine audits), suits, claims, actions or proceedings pending or, to the Knowledge of Borrower, threatened, against any Credit Party or any of its Subsidiaries with respect to any of the Products or alleging any violation of any such Health Care Law, FDA Law, DEA Law or other applicable Requirements of Law.

(f)             Safety Notices. Neither any Credit Party nor any of its Subsidiaries has initiated or otherwise engaged in, either voluntarily or at the request of the FDA or any other Regulatory Agency, any recalls, product suspensions or discontinuations, field notifications, field corrections, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other similar notices of action, including as a result of any Risk Evaluation and Mitigation Strategy proposed or required by the FDA, relating to an alleged lack of safety, efficacy or regulatory compliance of any Product (a “Safety Notice”). Neither any Credit Party nor any of its Subsidiaries has received any notice from the FDA or any other Regulatory Agency that such Regulatory Agency has (i) commenced or may initiate any action to withdraw approval of, place sales or marketing restrictions on, request the recall of, or seek a Safety Notice regarding, any of the Products, or (ii) commenced or may initiate any action to enjoin or place restrictions on the manufacture or production of any of the Products. Each Credit Party and each of its Subsidiaries has filed all annual and periodic reports, amendments and safety reports for any Product required to be made by it to any Regulatory Agency.

(g)             Preclinical Studies / Clinical Trials. All pre-clinical and clinical studies relating to any of the Products conducted by or on behalf of any Credit Party or any of its Subsidiaries have been, or are being, conducted in compliance with all applicable Requirements of Law, including the requirements of the FDA’s Good Laboratory Practice and Good Clinical Practice requirements, including regulations under 21 C.F.R. Parts 50, 54, 56, 58 and 312, the Common Rule, including regulations under 45 C.F.R. part 46, and guidance documents issued by the Office for Human Research Protection, the Animal Welfare Act and applicable experimental protocols, procedures and controls. No clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries has been terminated or suspended by any Regulatory Authority and neither any Credit Party nor any of its Subsidiaries has received any notice that the FDA, any other Governmental Authority or any institutional review board, ethics committee or safety monitoring committee has recommended, initiated or threatened to initiate any action to suspend or terminate any clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries or to otherwise restrict the preclinical research on or clinical study of any Product. Neither any Credit Party nor any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42.

(h)             Advertising / Promotion. Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, officers, employees and agents has advertised, promoted, marketed and distributed each of the Products in compliance in all material respects with FDA Laws and other Requirements of Law. Except as set forth on Schedule 4.19(h) of the Disclosure Letter, neither any Credit Party nor, to the Knowledge of Borrower, any of its Subsidiaries, officers, employees or agents has received any notice of or is subject to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from the FDA or any other Governmental Authority concerning noncompliance with any FDA Laws or other Requirements of Law with regard to advertising, promoting, marketing or distributing any of the Products.

(i)            Recordkeeping / Reporting. Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries has maintained records relating to the research, development, testing, manufacture, production, handling, labeling, packaging, storage, supply, promotion, distribution, marketing, commercialization, import, export and sale of each of the Products in compliance in all material respects with FDA Laws, DEA Laws and other applicable Requirements of Law, and each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries has submitted to the FDA and other Governmental Bodies in a timely manner all notices and annual or other reports required to be made by it, including adverse experience reports and annual reports, for each of the Products.

(j)            Prohibited Transactions; No Whistleblowers. Except as set forth on Schedule 4.19(j) of the Disclosure Letter, within the past six (6) years, to the Knowledge of Borrower, neither any Credit Party, any Subsidiary, any officer, Affiliate or employee of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician or contractor, or any other Person in material violation of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift, was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law. To the Knowledge of Borrower, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, U.S. federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(k)           Exclusion. Neither any Credit Party nor, to the Knowledge of Borrower, any Subsidiary or any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of Borrower, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties; (iv) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling any Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws; (v) convicted of any crime or, to the Knowledge of Borrower, engaged in any conduct, for which such Person could be debarred, suspended or excluded from participating in any governmental health care program under 42 U.S.C. § 1320a-7 and related regulations or any similar applicable Requirement of Law or program; or (vi) debarred pursuant to 21 U.S.C. § 335a and related regulations.

(l)            HIPAA. Each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable federal, state and local laws and regulations regarding the privacy, security, and notification of breaches of health information and regarding electronic transactions, including HIPAA, and each Credit Party and, to the Knowledge of Borrower, each of its Subsidiaries, to the extent applicable, has implemented policies, procedures and training that is reasonable and customary in the pharmaceutical industry or otherwise adequate to assure continued compliance and to detect non-compliance. No Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103.

(m)           Corporate Integrity Agreement. Neither any Credit Party or Subsidiary or any of their respective Affiliates, nor any officer, director, managing employee or, to the Knowledge of Borrower, agent (as those terms are defined in 42 C.F.R. § 1001.1001) of any Credit Party or Subsidiary, is a party to or has any ongoing reporting or disclosure obligations under, or is otherwise subject to, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreements, or any order, in each case imposed by any U.S. Governmental Authority, concerning compliance with any laws, rules or regulations, issued under or in connection with a Governmental Payor Program.

4.20.       Regulatory Approvals.

(a)            Except as set forth on Schedule 4.20(a) of the Disclosure Letter, each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory has all Regulatory Approvals material to the conduct of its business and operations. Each such Regulatory Approval is, as applicable, (i) in full force and effect, (ii) validly registered and on file with the applicable Regulatory Agency, in compliance in all material respects with all filing and maintenance requirements (including any fee requirements) thereof, and is in good standing, valid and enforceable, and (iii) no suspension, revocation, or cancellation of such Regulatory Approval is pending or, to the Knowledge of Borrower, threatened, and, to the Knowledge of Borrower, there is no basis for believing that such Regulatory Approval will not be renewable upon its expiration.

(b)            Each Credit Party, each Subsidiary and, to the Knowledge of Borrower, each licensee of a Credit Party or a Subsidiary of any Intellectual Property relating to any Product, is in compliance with, and at all times during the past five (5) years, has complied, in all material respects, with all applicable foreign, U.S. federal, state and local laws, rules and regulations governing the research, development, manufacture, production, use, commercialization, marketing, importing, distribution or sale of any Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency. No Credit Party or any of its Subsidiaries has received any written notice from any Regulatory Agency alleging or citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, U.S. federal, state or local laws, rules or regulations, including a Warning Letter or Untitled Letter from the FDA, that could reasonably be expected to result in a Material Adverse Change. To the Knowledge of Borrower, there is no act, omission, event or circumstance of which any Credit Party or any of its Subsidiaries is aware that would reasonably be expected to give rise to or form the basis for any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) for failure to comply with any FDA Laws, DEA Laws, Health Care Laws or other applicable Requirements of Law. Neither any Credit Party or any of its Subsidiaries nor, to the Knowledge of Borrower, any director, officer, employee or contractor of any Credit Party or any of its Subsidiaries, has made any voluntary self-disclosure to any Governmental Authority regarding any potential material non-compliance with any applicable Requirements of Law.

4.21.       Supply and Manufacturing.

(a)            Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of Borrower, each Product has at all times (or, in the case of Acquisition Product, since January 1, 2021) been manufactured in sufficient quantities and of a sufficient quality to satisfy then-current demand of such Product in the Territory, without the occurrence of any event causing inventory of such Product to have become exhausted prior to satisfying such demand or any other event in which the manufacture and release to the market of such Product in the Territory does not satisfy such demand. To the Knowledge of Borrower, there is no event or circumstance which would reasonably be expected to adversely affect the ability to satisfy the sales demand for such Product in the Territory budgeted as of the Effective Date and the Tranche B Closing Date.

(b)            Except as disclosed in the Exchange Act Documents or set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of Borrower, (i) no manufacturer (including a contract manufacturer) or producer of any Product has (i) been subject to a Regulatory Agency shutdown, restriction or import or export prohibition, or (ii) received in the past five (5) years or is currently subject to a FDA Form 483 or other written Regulatory Agency notice of inspectional observations, warning letter, untitled letter or request to make changes to any Product that would reasonably be expected to impact any Product with respect to any facility manufacturing or producing such Product for import, distribution or sale in the Territory, and (iii) with respect to each such FDA Form 483 received or other written Regulatory Agency notice (if any), all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved.

(c)            Except as disclosed in Schedule 4.21(c), no Credit Party or, to the Knowledge of Borrower, any of its Subsidiaries has received any notice, written or oral, from any party to any Manufacturing Agreement containing any indication by or written threat of such party to reduce or cease, in any material respect, the supply of Product or the active pharmaceutical ingredient incorporated therein in the Territory through calendar year 2029 (or such earlier date in accordance with the terms and conditions of such Manufacturing Agreement, as applicable).

4.22.       Cybersecurity; Data Protection.

(a)            Except as set forth in Schedule 4.22(a) of the Disclosure Letter, the information technology systems used in the business of each of Borrower and its Subsidiaries (“Systems”) operate and perform in all material respects as required to permit each of Borrower and its Subsidiaries to conduct their business as presently conducted. To the Knowledge of such Credit Party, no System contains any material ransomware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that are designed or intended to delete, destroy, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to Sensitive Information. Borrower and its Subsidiaries have and maintain back-up systems, consistent with the industry in which Borrower and each of its Subsidiaries operate and the size and condition of Borrower and its Subsidiaries, designed to provide continuing availability of the material functionality provided by the Systems in the event of any malfunction of, or other event materially interrupting access to or the functionality of, such Systems. Borrower and its Subsidiaries use commercially reasonable efforts to promptly implement material security patches that are generally available for the Systems.

(b)            Except as set forth on Schedule 4.22(b) of the Disclosure Letter, Borrower and each of its Subsidiaries has implemented and maintains a commercially reasonable, enterprise-wide privacy and information security program (“Security Program”) with plans, policies, and procedures for privacy, physical and cyber security, disaster recovery, business continuity, incident detection, and incident response, and that includes commercially reasonable and appropriate administrative, technical and physical safeguards designed to protect the integrity and availability of the Systems, consistent with the industry in which Borrower and each of its Subsidiaries operate and the size and condition of Borrower and its Subsidiaries, and designed to protect against (i) any unauthorized, accidental, or unlawful access to or acquisition, use, disclosure, transmission, retention, processing, loss, destruction, or modification of Personal Data that would require notification to any affected individuals or any Governmental Authority under any applicable Data Protection Laws (each, a “Personal Data Breach”), (ii) any unauthorized, accidental, or unlawful access to or acquisition, use, disclosure, or loss of Sensitive Information that is not Personal Data, and (iii) any security incidents that would result in unauthorized, accidental, or unlawful access to or acquisition, use, control, disruption, destruction, or modification of any of the Systems (including cyber-attacks) that would reasonably be expected to result in a material and adverse effect on the operation of Borrower’s or any of its Subsidiaries’ business operations as currently conducted (sub-clauses (i) through (iii), collectively, “Security Incidents”).

(c)            Borrower and each of its Subsidiaries has conducted commercially reasonable privacy and security audits and penetration tests at reasonable intervals on all Systems that maintain, store, access, or process Sensitive Information, in each case consistent with the industry in which Borrower and each of its Subsidiaries operate and the size and condition of Borrower and its Subsidiaries, taken as a whole. Borrower and each of its Subsidiaries has addressed and remediated all material privacy or data security issues identified as “critical,” “high risk,” or similar level of risk rating raised in any such audits or penetration tests (including any third party audits of the Systems).

(d)            Except as set forth on Schedule 4.22(d) of the Disclosure Letter, and except as would not reasonably be expected to result in a Material Adverse Change, to the Knowledge of Borrower, neither Borrower nor any of its Subsidiaries, has, in the past three (3) years, suffered any Security Incidents.

(e)            Borrower and each of its Subsidiaries is in material compliance with the requirements of (i) their respective Security Programs, (ii) applicable Data Protection Laws, (iii) their respective Material Contracts regarding the privacy, security, and notification of breaches of customer, consumer, patient, clinical trial participant, employee, and other Personal Data, (iv) all contractual non-disclosure obligations, and (v) their respective published privacy policies.

(f)             Except as set forth on Schedule 4.22(f) of the Disclosure Letter, in the past six (6) years: (i) neither Borrower nor any of its Subsidiaries has received any written third party claims or, to the Knowledge of Borrower, any threat (in writing) of a third party claim, related to any Personal Data Breaches; and (ii) neither Borrower nor any of its Subsidiaries has received any written notice of any claims, investigations (including investigations by any Governmental Authority), or alleged violations relating to any Personal Data Breaches.

(g)            Borrower and each of its Subsidiaries has conducted commercially reasonable privacy and data security diligence, consistent with generally accepted practices within the industry in which Borrower and each of its Subsidiaries operate and in compliance with applicable Data Protection Laws, on vendors (including CROs, CMSs and other service providers and contractors) that (i) collect, create, receive, access, maintain, store, or otherwise process Sensitive Information for or on behalf of Borrower or any of its Subsidiaries, or (ii) access or maintain the Systems. Neither Borrower nor any of its Subsidiaries has, in the past five (5) years, received any written notice from any vendor that such vendor experienced a Security Incident impacting Borrower’s or any of its Subsidiaries’ Sensitive Information.

4.23.       Additional Representations and Warranties.

(a)            After giving effect to the Term Loans, there is no Indebtedness other than the Permitted Indebtedness.

(b)            There are no Hedging Agreements.

5.            AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1.         Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation; (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

5.2.         Financial Statements, Notices. Deliver to the Collateral Agent:

(a)            Financial Statements.

(i)            Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act, as applicable), beginning with the fiscal year ending December 31, 2024, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Borrower’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to “going concern” or scope of audit), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (y) if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(ii)           Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act, as applicable), beginning with the fiscal quarter ending June 30, 2024, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC). Such consolidated financial statements shall be certified by a Responsible Officer of Borrower as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that such certification by a Responsible Officer of Borrower shall be deemed to have made if a similar certification is required under the Sarbanes-Oxley Act of 2002 and such certification shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(iii)          Quarterly Compliance Certificate. Upon delivery (or within five (5) Business Days of any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) and Section 5.2(a)(ii), a duly completed Compliance Certificate signed by a Responsible Officer, certifying, among other things, (i) the compliance of the Credit Parties with the covenants set forth in Section 5.2, and (ii)  no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and

(iv)          Information During Event of Default. As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as the Collateral Agent may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).

(b)            Notice of Defaults or Events of Default, ERISA Events and Material Adverse Changes. Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of Borrower shall have become aware thereof, of the occurrence of any (i) Default or Event of Default, (ii) ERISA Event or (iii) Material Adverse Change.

(c)            Legal Action Notice.

(i)            Written notice as promptly as practicable (which shall be deemed given to the extent timely reported in a Form 8-K under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of any legal action, litigation, investigation or proceeding pending or threatened in writing against any Credit Party or any Subsidiary (i) that would reasonably be expected to result in uninsured damages or costs to such Credit Party or such Subsidiary in an amount in excess of the materiality thresholds applied by Borrower in accordance with the Exchange Act and related regulations and standards for purposes of its Exchange Act reporting, or (ii) which alleges potential violations of the Health Care Laws, FDA Laws, DEA Laws or other Requirements of Law or any applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority, that, in each case described in clauses (i) and (ii) above, could, individually or taken together with any other such action, litigation, investigation or proceeding, reasonably be expected to result in a Material Adverse Change; and, in each such case, provide such additional information (including any material development therein) as the Collateral Agent may reasonably request in relation thereto; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product;

(ii)           Without limiting the generality of clause (i) above, prompt written updates (which shall be deemed given to the extent timely reported in the Borrower’s periodic reporting under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of the status of any Opioids Case in which Borrower or any of its Subsidiaries has been named as a defendant, regarding, without limitation, the total number of such cases; the jurisdictions in which such cases have been filed, whether any scheduling order has been established and, if so, the applicable dates, and the status of discovery and any motions; and

(iii)          Promptly, and in no event later than five (5) Business Days prior to the entry into a settlement agreement with respect to any Opioids Case or Cases (whether or not settled contemporaneously) for which the settlement value would cause the total payment by Borrower or any of its Subsidiaries for Opioids Cases (individually or in the aggregate) to exceed $5,000,000 in the aggregate, written notice of the material terms of any proposed settlement, including the value and timing of any payment contemplated to be made by Borrower or any of its Subsidiaries.

(iv)          Promptly after a Responsible Officer of Borrower shall have obtained knowledge thereof, written notice describing in reasonable detail any instance where any Credit Party or any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42 with respect to Product.

5.3.         Taxes. Timely file all foreign, U.S. federal and state income and other material required Tax returns and reports or extensions therefor and timely pay all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable and have or may become a Lien on any Collateral shall be required to be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves therefor have been set aside on its books and maintained in conformity with Applicable Accounting Standards, and (b) solely in the case of a Tax or claim that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrower or any of its Subsidiaries) without the Collateral Agent’s prior written consent.

5.4.          Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to Section 5.14, any products liability or general liability insurance maintained in the United States regarding Collateral shall name the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, as applicable (the additional insured clauses or endorsements for which, in form and substance reasonably satisfactory to the Collateral Agent). So long as no Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of the Borrower and its Subsidiaries (and the Collateral Agent and each Lender shall promptly remit to the Borrower any proceeds with respect to any insurance actually received by it).

5.5.         Operating Accounts. In the case of any Credit Party, contemporaneously with the establishment of any new Collateral Account at or with any bank or other depository or financial institution located in the United States, subject such account to a Control Agreement that is reasonably acceptable to the Collateral Agent. For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or other depository or financial institution located in the United States at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Collateral Agent. The provisions of the previous two (2) sentences shall not apply to (1) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (2) zero balance accounts, (3) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (4) merchant accounts, (5) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (6) accounts which constitute cash collateral in respect of a Permitted Lien and (7) any other accounts designated as an Excluded Account by a Responsible Officer of Borrower in writing delivered to the Collateral Agent, the cash balance of which such accounts does not exceed $10,000,000 in the aggregate at any time (all such accounts in sub-clauses (1) through (7) above, collectively, the “Excluded Accounts”). Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days following: (i) the Tranche B Closing Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties opened during such 90-day period or accounts (other than Excluded Accounts) acquired in connection with the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business; and (ii) the closing date of any Acquisition (other than the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business) or other Investment to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties acquired in connection with such Acquisition or other Investment.

5.6.         Compliance with Laws.

(a)            Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Anti-Money Laundering Laws, OFAC, FCPA, Health Care Laws, FDA Laws, DEA Laws, Data Protection Laws and the Federal Fair Labor Standards Act, and any foreign equivalents thereof), except, in each case, if the failure to comply therewith could not, individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change.

(b)            Borrower and its Subsidiaries have instituted and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Money Laundering Laws, Export and Import Laws and Anti-Corruption Laws.

5.7.         Protection of Intellectual Property Rights.

(a)            Except as could not reasonably be expected to result in a Material Adverse Change, (i) protect, defend and maintain the validity and enforceability of the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, including defending any future or current oppositions, interference proceedings, reissue proceedings, reexamination proceedings, inter-partes review proceedings, post grant review proceedings, cancellation proceedings, injunctions, lawsuits, paragraph IV patent certifications or lawsuits under the Hatch-Waxman Act, hearings, investigations, complaints, arbitrations, mediations, demands, International Trade Commission investigations, decrees, or any other disputes, disagreements, or claims, challenging the legality, validity, enforceability or ownership of any Company IP; (ii) maintain the confidential nature of any material trade secrets and trade secret rights used in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory; and (iii) not allow any Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory to be abandoned, forfeited or dedicated to the public or any Current Company IP Agreement to be terminated by Borrower or any of its Subsidiaries, as applicable, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that with respect to any such Company IP that is not owned by Borrower or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Borrower or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.

(b)            Except as Borrower may otherwise determine in its reasonable business or legal judgment, (i) use commercially reasonable efforts, at its (or its Subsidiaries’, as applicable) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A)  prosecute and maintain the Company IP a material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory and (B) diligently defend or assert the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Company IP, against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use commercially reasonable efforts to cause any licensee or licensor of any Company IP not to, and such Credit Party shall not, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of any Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory.

(c)            Except as Borrower may otherwise determine in its reasonable business or legal judgment, (i) protect, defend and maintain market exclusivity for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory through the Term Loan Maturity Date, and (ii) use commercially reasonable efforts to not allow for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of a generic version of any Product in the Territory before the Term Loan Maturity Date. Borrower agrees to: (x) notify the Collateral Agent in writing of and (y) keep the Collateral Agent informed regarding; and (z) at the reasonable request of the Collateral Agent in writing, consult with and consider in good faith any reasonable comments of the Collateral Agent (provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product) regarding, in each case of clauses (x), (y) and (z) above, with reasonable detail, any filings in any opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post grant review proceeding, cancellation proceeding, injunction, lawsuit, paragraph IV patent certification or lawsuits under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement or claim, challenging the legality, validity, enforceability or ownership of any Company IP.

(d)            Provide written notice to the Collateral Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Each Credit Party shall take such commercially reasonable steps as the Collateral Agent requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) any Restricted License to, without giving effect to Section 9-408 of the Code, be deemed “Collateral” and for the Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) the Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.8.          Books and Records. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary), as the case may be.

5.9.          Access to Collateral; Audits. Allow the Collateral Agent, or its agents or representatives, at any time after the occurrence and during the continuance of an Event of Default, during normal business hours and upon reasonable advance notice, to visit and inspect the Collateral and inspect, copy and audit any Credit Party’s Books. The foregoing inspections and audits shall be at the relevant Credit Party’s expense.

5.10.       Use of Proceeds. (a) Use the proceeds of the Tranche A Term Loans solely to continue the outstanding term loans under the Prior Loan Agreement as of the Effective Date, (b) use the proceeds of the Tranche B Term Loans solely to fund and pay in accordance with the terms thereof the Purchase Price required to be paid as part of the Aggregate Merger Consideration (as defined in the Tranche B Acquisition Agreement) under the Tranche B Acquisition Agreement, to fund and pay any fees and expenses relating to this Agreement and the transactions contemplated by the Tranche B Acquisition Agreement and for general corporate purposes, and (c) not use the proceeds of the Term Loans or any other Credit Extensions, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other Person to purchase or carry any Margin Stock or for any other purpose that might cause any Term Loan or other Credit Extension to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. If requested by the Collateral Agent, Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Collateral Agent.

5.11.       Further Assurances. Promptly upon the reasonable written request of the Collateral Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Effective Date taking such steps as are reasonably deemed necessary or desirable by the Collateral Agent to attach, maintain, perfect, protect and enforce its Lien, for the benefit of Lenders and the other Secured Parties, on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents in accordance with the terms of the Security Agreement and the other Loan Documents, subject to Permitted Liens; provided, however, that Credit Parties and their Subsidiaries shall not be required to take any action under laws outside the United States to attach, maintain, protect or perfect any Lien of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, on Collateral, other than, from and after the Tranche B Closing Date, with respect to the Tranche B Acquisition Target and the Tranche B Acquired Business (other than any Excluded Subsidiary).

5.12.       Additional Collateral; Guarantors.

(a)            [Reserved].

(b)            From and after the Effective Date, except as otherwise approved in writing by the Collateral Agent, each Credit Party (other than Borrower) shall, and Borrower and each Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to: (i) grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents), and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, all of such Credit Party’s or Subsidiary’s properties and assets constituting Collateral (including the certificated and uncertificated Equity Interests (other than Excluded Equity Interests) in such Subsidiary), whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure the payment and performance in full of all of the Obligations; and (ii) subject to the timing requirements of Sections 5.13 and 5.14 if and only to the extent applicable, execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto) and such other Collateral Documents or other documents required under the terms of the Loan Documents or as the Collateral Agent may reasonably request, including (x) in connection with each pledge of certificated Equity Interests, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Collateral Agent or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent, and (y) in connection with each pledge of uncertificated Equity Interests of a Person organized in the U.S. that is a Credit Party, an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent, substantially in the form attached to the Security Agreement.

(c)            In the event any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) in excess of $5,000,000, unless otherwise agreed by the Collateral Agent, such Person shall execute or deliver, or cause to be executed or delivered, to the Collateral Agent, (i) within sixty (60) days after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (ii) within forty-five (45) days after receipt of notice from the Collateral Agent that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (iii) within sixty (60) days after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent, in form and substance (including any endorsements) and in an amount reasonably satisfactory to the Collateral Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (iv) simultaneously with such acquisition, then-current A.L.T.A. surveys, certified to the Collateral Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (v) within sixty (60) days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Collateral Agent, in form and substance satisfactory to the Collateral Agent.

(d)            Any document, agreement or instrument executed or issued pursuant to this Section 5.12 shall be a Loan Document for all purposes under this Agreement and the other Loan Documents.

5.13.       Formation or Acquisition of Subsidiaries. If any Credit Party or any of its Subsidiaries at any time after the Effective Date incorporates, organizes, forms or acquires (including by Stock Acquisition) a Subsidiary, including by division (and, for the avoidance of doubt, Tranche B Acquisition Target), such Credit Party shall (x) notify the Collateral Agent in writing promptly, and in no event later than five (5) Business Days following such incorporation, organization, formation or acquisition, as applicable, and (y) as promptly as practicable but in no event later than thirty (30) days after such incorporation, organization, formation or acquisition: (a) without limiting the generality of clause (c) below, such Credit Party will cause such Subsidiary (other than an Excluded Subsidiary) to execute and deliver to the Collateral Agent a joinder to the Security Agreement (in the form attached thereto), any relevant IP Agreement or other Collateral Documents, as applicable, and such other Collateral Documents or other documents as the Collateral Agent may reasonably request; (b) such Credit Party will deliver to the Collateral Agent (i) true, correct and complete copies of the Operating Documents of such Subsidiary (other than an Excluded Subsidiary), (ii) a Secretary’s Certificate, certifying that the copies of the Operating Documents of such Subsidiary (other than an Excluded Subsidiary) are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (iii) a good standing certificate for such Subsidiary (other than an Excluded Subsidiary) certified by the Secretary of State (or the equivalent thereof, if any) of its jurisdiction of organization, incorporation or formation; (c) Borrower will deliver to the Collateral Agent an update to the Perfection Certificate reflecting such incorporation, organization, formation or acquisition; and (d) such Credit Party will cause such Subsidiary (other than an Excluded Subsidiary) to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such Subsidiary. The parties hereto hereby agree that any such Subsidiary (other than an Excluded Subsidiary) shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of any joinder contemplated by clause (a) above or the date such Subsidiary provides any guarantee of the Obligations as contemplated by Section 5.12. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document for all purposes under this Agreement and the other Loan Documents.

5.14.       Post-Closing Requirements. Borrower will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule, which shall include, among other things, that (a) notwithstanding anything to the contrary in Section 5.4, the Credit Parties shall have until the date that is thirty (30) days following the Tranche B Closing Date to comply with the provisions of Section 5.4 with regards to naming the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, on any products liability and general liability insurance maintained in the United States regarding Collateral acquired on the Tranche B Closing Date through the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business, (b) notwithstanding anything to the contrary in Section 5.5, the Credit Parties shall have until the date that is ninety (90) days following the Tranche B Closing Date to comply with the provisions of Section 5.5 with regards to Collateral Accounts of the Credit Parties acquired on the Tranche B Closing Date through the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business or opened during such 90-day period, (c) notwithstanding anything to the contrary in Section 6.2(b), the Credit Parties shall have until the date that is thirty (30) days following the Tranche B Closing Date to comply with the provisions of Section 6.2(b)(ii) with regards to the location of the primary Books of any Credit Party or any of its Subsidiaries or the location of any material portion of the Collateral acquired on the Tranche B Closing Date through the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business or during such 30-day period and (d) notwithstanding anything to the contrary, with respect to any Tranche B Acquisition Stock Certificate in existence on the Tranche B Closing Date that is not delivered to the Collateral Agent on or prior to the Tranche B Closing Date pursuant to Section 3.2(b), the Credit Parties shall have until the date that is five (5) Business Days following the Tranche B Closing Date to deliver any such Tranche B Acquisition Stock Certificate to the Collateral Agent (or such later date as the Collateral Agent may agree in its sole discretion). All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Tranche B Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.

5.15.       Environmental.

(a)            Deliver to the Collateral Agent:

(i)            as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii)           promptly upon a Responsible Officer of Borrower obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that with respect to real property adjoining or in the vicinity of any Facility, Borrower shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;

(iii)          as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, or (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(iv)          prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that, individually or taken together with any other such proposed actions, could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v)           with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Collateral Agent in relation to any matters disclosed pursuant to this Section 5.15(a).

(b)            Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.16.       Inventory; Returns; Maintenance of Properties. Keep all Inventory in good and marketable condition, free from material defects and otherwise keep all Inventory in material compliance with all applicable FDA Good Manufacturing Practices. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist on the Effective Date or any new returns and allowances practices established thereafter in good faith by Borrower that could not reasonably be expected to result in a Material Adverse Change. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, any and all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.             NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:

6.1.          Dispositions. Convey, sell, lease, transfer, assign, covenant not to sue, enter into a coexistence agreement, exclusively or non-exclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral under the Loan Documents (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party), other than Permitted Transfers (unless otherwise expressly prohibited under Section 6.6(b)).

6.2.          Fundamental Changes; Location of Collateral.

(a)            Without at least ten (10) days prior written notice to the Collateral Agent, solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.

(b)            Maintain its primary Books or deliver any material portion of the Collateral to one or more mortgaged or leased locations or one or more warehouses, processors or bailees, as applicable, unless (i) with respect to any new mortgaged or leased location or new warehouse, processor or bailee, such Credit Party has delivered at least fifteen (15) days’ prior written notice to the Collateral Agent, which such notice shall in reasonable detail identify such Books or Collateral (as applicable) and indicate the location from which it is being delivered and the location to which it is being delivered (and may be in the form of an update to the Perfection Certificate; provided that any update to the Perfection Certificate by any Credit Party pursuant to this Section 6.2(b)(i) shall not relieve any Credit Party of any other Obligation under this Agreement, including under clause (ii) below), and (ii) subject to Section 5.14, a Collateral Access Agreement for such mortgaged or leased location or such warehouse, processor or bailee governing both such Books or Collateral (as applicable) and the location to which such Books or Collateral (as applicable) has been executed and delivered by all parties thereto (in form and substance reasonably satisfactory to the Collateral Agent).

(c)            In the case of Collegium NF, LLC, engage in any business operations (other than (x) being party to the Commercialization Agreement, dated as of December 4, 2017, among Assertio, Inc., Borrower and Collegium NF, LLC (as amended), the ongoing provisions of which after May 28, 2019 shall be restricted to those identified in that certain Purchase Agreement, dated as of February 6, 2020, between Borrower and Assertio Therapeutics, Inc. including the license of AccuForm patents on a non-exclusive royalty free basis, and (y) the sublicensing of the AccuForm patents to Borrower on a non-exclusive royalty free basis) unless and until such Person is made a Guarantor hereunder and a grantor under the Security Agreement in accordance with the terms hereof and thereof.

6.3.         Mergers, Liquidations or Dissolutions.

(a)            Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:

(i)            any Subsidiary of Borrower may merge, consolidate, liquidate or dissolve with or into Borrower, provided that Borrower is the surviving entity;

(ii)           any Subsidiary of Borrower may merge, consolidate, liquidate or dissolve with or into any other Subsidiary of Borrower, provided that if any party to such merger, consolidation, liquidation or dissolution is a Credit Party then either (A) such Credit Party is the surviving entity or (B) the surviving or resulting entity executes and delivers to the Collateral Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion thereof, as applicable;

(iii)          any Subsidiary of Borrower may divide itself into two (2) or more entities or be dissolved or liquidated, provided that, if such Subsidiary is a Credit Party, the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party; and

(iv)          any Permitted Acquisition or Permitted Investment may be structured as a merger or consolidation.

(b)            Make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments. Notwithstanding anything herein to the contrary, nothing herein shall prohibit any Credit Party or is Subsidiaries from entering into in-licensing agreements; provided, however, that in each case, no Indebtedness that is not Permitted Indebtedness is, directly or indirectly, created, incurred or assumed in connection therewith.

6.4.            Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.

6.5.            Encumbrances. Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on any Collateral (or any portion thereof) or all or any part of any Company IP that does not constitute Collateral, or (ii) permit (other than pursuant to the terms of the Loan Documents) any Collateral (or any portion thereof) not to be subject to the first priority security interest granted in the Loan Documents or otherwise pursuant to the Collateral Documents, other than, in the case of this clause (ii), as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

6.6.         No Further Negative Pledges; Negative Pledge.

(a)            No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, with respect to the Obligations or under the Loan Documents, other than Permitted Negative Pledges.

(b)            Notwithstanding anything to the contrary in Section 6.1 or Section 6.5, no Credit Party will sell, assign, transfer, exchange or otherwise dispose of, or create, incur, allow or suffer to exist any Lien on, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party, except for: (i) Permitted Liens; (ii) transfers between or among Credit Parties, provided that any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such Equity Interests in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, are taken contemporaneously with the completion of any such transfer; and (iii) sales, assignments, transfers, exchanges or other dispositions to qualify directors if required by Requirements of Law or otherwise permitted under this Agreement, provided that such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under Requirements of Law.

6.7.         Maintenance of Collateral Accounts. No Credit Party shall maintain any Collateral Account in the United States, except pursuant to the terms of Section 5.5 hereof.

6.8.         Distributions; Investments.

(a)            Pay any dividends or make any distribution or payment on, or redeem, retire or repurchase any of its Equity Interests (collectively, “Restricted Payments”), except, in each case of this Section 6.8, for Permitted Distributions and Permitted Equity Derivatives.

(b)            Directly or indirectly make any Investment, other than Permitted Acquisitions or Permitted Investments.

6.9.         No Restrictions on Subsidiary Distributions. No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any Collateral to Borrower or any other Subsidiary of Borrower, in each case other than Permitted Subsidiary Distribution Restrictions.

6.10.       Subordinated Debt; Permitted Convertible Indebtedness. Notwithstanding anything to the contrary in this Agreement:

(a)            Make or permit any voluntary or optional prepayment or repayment of the outstanding principal amount of any Subordinated Debt other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent;

(b)            Make or permit any payment of interest (including accrued and unpaid interest) in cash on or in respect of any Subordinated Debt at any time that a Default or Event of Default shall have occurred and be continuing other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent; or

(c)            Amend, restate, supplement or otherwise modify any terms, conditions or other provisions of any Subordinated Debt, or any agreement, instrument or other document relating thereto, in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, in each case except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt, if any, is subject, without the prior written consent of the Collateral Agent (in its sole discretion).

(d)            Directly or indirectly make (or exercise any option with respect thereto) any payment, prepayment, repurchase or redemption for cash of any Permitted Convertible Indebtedness, other than to the extent made solely with the proceeds of any issuance of Equity Interests or Permitted Convertible Indebtedness or any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such payment, prepayment, repurchase or redemption, provided, that nothing in this Section 6.10(d) shall prohibit or otherwise restrict (i) scheduled cash interest payments, (ii) required cash payments of accrued but unpaid interest upon repurchase, redemption or exchange thereof, (iii) cash payments in lieu of any fractional share issuable upon conversion thereof, (iv) required cash payments of any amounts due upon the scheduled maturity thereof, (v) the payment of cash consideration in respect of any conversion of Permitted Convertible Indebtedness in accordance with the terms of such Permitted Convertible Indebtedness, (vi) cash payments to redeem any Permitted Convertible Indebtedness in accordance with Section 2.2(c)(iii)(x) (including the proviso therein), (vii) any other cash payments required in connection with a Permitted Transaction or any cash payments made pursuant to, and in accordance with the terms of, a transaction described in Section 2.2(c)(iii)(y)(4) or Section 2.2(c)(iii)(z), or (viii) any ordinary course fees or other expenses in connection therewith..

6.11.       Amendments or Waivers of Organizational Documents. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that could reasonably be expected to result in a Material Adverse Change.

6.12.       Compliance.

(a)            Become an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;

(b)            No ERISA Affiliate shall cause or suffer to exist (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event, that, in either case, could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or

(c)            Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan that could reasonably be expected to result in a Material Adverse Change.

(d)            Borrower will not, directly or indirectly (including through an agent or any other Person), use the proceeds of any Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for (i) the purpose of financing the activities of any Person that is the target or subject of Sanctions or in any Sanctioned Country, (ii) use in any Sanctioned Country, or (iii) any purpose that could cause Borrower or any Subsidiary to be in violation of Sanctions.

6.13.       Compliance with Sanctions and Anti-Money Laundering Laws. The Collateral Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Sanctions and Anti-Money Laundering Laws, and such Person’s policies and practices, the Collateral Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow the Collateral Agent and each Lender to identify such party in accordance with Sanctions and Anti-Money Laundering Laws. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, enter into any documents or contracts with any Blocked Person. Each Credit Party shall promptly (but in any event within three (3) Business Days) notify the Collateral Agent and each Lender in writing upon any Responsible Officer of Borrower having knowledge that any Credit Party or any Subsidiary or Affiliate of any Credit Party is a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, (i) conduct any prohibited business or engage in any prohibited investment, activity, transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any investment, activity, transaction or dealing relating to, any property or interests in property blocked pursuant to Sanctions, or (iii) engage in or conspire to engage in any investment, activity, transaction or dealing that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any prohibitions under Sanctions or applicable Anti-Money Laundering Laws. Borrower will not, directly or, to the Knowledge of Borrower, indirectly (including through an agent or any other Person), use any of the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds of any Credit Extension to any Subsidiary, joint venture partner or other Person, (i) for any payments to any government official or employee, political party, official of a political party, candidate for political office or anyone else, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation in any respect of Anti-Corruption Laws, (ii) in violation in any respect of any Anti-Money Laundering Laws, (iii) in violation of Sanctions or (iv) in violation of Export and Import Laws. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or, to the Knowledge of Borrower, indirectly, fund all or part of any repayment of the Credit Extensions or other payments under this Agreement out of proceeds derived from criminal activity or activity or transactions in violation in any respect of Anti- Corruption Laws, Export and Import Laws, Anti-Money Laundering Laws or Sanctions, or that would otherwise cause any Person (including any Person participating in the Credit Extensions, whether as agent, lender, sponsor, underwriter, advisor, investor, or otherwise) to be in violation in any respect of Anti-Corruption Laws, Export and Import Laws, Anti-Money Laundering Laws or Sanctions.

6.14.       Amendments or Waivers of Current Company IP Agreements. (a) Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Current Company IP Agreements, or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Current Company IP Agreements, in each instance described in clause (a) and (b) above, that could, individually or taken together with any other such waivers, amendments, cancellations, terminations, exercises or failures, reasonably be expected to result in a Material Adverse Change.

7.             EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.         Payment Default. Any Credit Party fails to (a) make any payment of any principal of the Term Loans when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable Additional Consideration, Makewhole Amount or Prepayment Premium, or any other Obligations (which five (5) Business Day cure period shall not apply to any such payments due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).

7.2.         Covenant Default.

(a)            The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 5.12, 5.13 or 5.14 or (ii) violate any covenant in Section 6; or

(b)            The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and such failure is capable of being cured and continues for ten (10) days, after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Collateral Agent. Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.

7.3.          Material Adverse Change. A Material Adverse Change occurs.

7.4.          Attachment; Levy; Restraint on Business.

(a)            (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $10,000,000 on deposit or otherwise maintained with the Collateral Agent, or (ii) a notice of lien or levy is filed against any material portion of the Collateral by any Governmental Authority, and the same under clauses (i) and (ii) above are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any thirty (30) day cure period; or

(b)            (i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower and its Subsidiaries from conducting any material part of their business, taken as a whole.

7.5.          Insolvency.

(a)            An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)            Any Credit Party shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder).

7.6.         Other Agreements. Any Credit Party fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holder(s) thereof because of a breach or default, if the total amount of such unpaid or accelerated Indebtedness exceeds $10,000,000, individually or together with any other such unpaid or accelerated Indebtedness.

7.7.         Judgments. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $10,000,000 (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

7.8.         Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Collateral Agent or any Lender or to induce the Collateral Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.

7.9.         Loan Documents; Collateral. (a) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (b) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted Liens, other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

7.10.       ERISA Event. An ERISA Event occurs that, individually or taken together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change or the imposition of a Lien on any Collateral.

7.11.       Intercreditor Agreement. A material default or breach occurs under any subordination, intercreditor or other similar agreement with respect to any (x) Permitted Indebtedness that constitutes Subordinated Debt, (y) Permitted Convertible Indebtedness or (z) any Indebtedness permitted under clause (f) of the definition of Permitted Indebtedness, or any creditor party to any such agreement with the Collateral Agent (or Lenders) and any Credit Party breaches the terms of such agreement in any material respect; provided, that material defaults or breaches for the purposes of this Section 7.11 shall include breaches of payment, enforcement and subordination provisions or restrictions. For the avoidance of doubt, default or breaches by any Secured Party shall not constitute an Event of Default hereunder.

7.12.       Tranche B Closing Date Disclosure Schedule/Perfection Certificate. The Disclosure Schedule or the Perfection Certificate delivered in accordance with Section 3.1(a)(i) has been updated at any time following the Effective Date, in any manner that would reflect or evidence a Default or Event of Default.

8.            RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

8.1.         Rights and Remedies. While an Event of Default occurs and continues, the Collateral Agent may, or at the request of the Required Lenders, will, without notice or demand:

(a)            declare all Obligations (including, for the avoidance of doubt, the Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations, including the Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, are automatically and immediately due and payable without any notice, demand or other action by the Collateral Agent or any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, the Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b)            stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c)            settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing Borrower money of the Collateral Agent’s security interest, for the benefit of the Lenders and the other Secured Parties, in such funds, and verify the amount of the Collateral Accounts;

(d)            make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral. Borrower shall assemble the Collateral if the Collateral Agent or the Required Lenders requests and make it available as the Collateral Agent designates or the Required Lenders designate. The Collateral Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien that appears to be prior or superior to its security interest, for the benefit of Lenders and the other Secured Parties, and pay all expenses incurred. Borrower grants the Collateral Agent an irrevocable, royalty-free license or other right to enter, use, operate and occupy (and for its agents or representatives to enter, use, operate and occupy), without charge, any such premises to exercise any of the Collateral Agent’s or any Lender’s rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral);

(e)            apply to the Obligations (i) any balances and deposits of Borrower it holds, (ii) any amount held by the Collateral Agent owing to or for the credit or the account of Borrower or (iii) any balance from any Collateral Account of any Credit Party or instruct the bank at which any such Collateral Account is maintained to pay the balance of any such Collateral Account to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct;

(f)            ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, as of the Effective Date: (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii) in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties;

(g)            place a “hold” on any account maintained with the Collateral Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)            demand and receive possession of Borrower’s Books regarding Collateral; and

(i)             exercise all rights and remedies available to the Collateral Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

The Collateral Agent and each Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance). Without limitation to any other provision herein or in any other Loan Document, while an Event of Default occurs and continues, at the Collateral Agent’s or the Required Lenders’ request, Borrower shall, promptly following the receipt of such request, take such actions as are required or necessary to allow the Collateral Agent to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Current Company IP Agreement, including in connection with any foreclosure or other exercise of the Collateral Agent’s or any Lender’s rights with respect thereto (including, for the avoidance of doubt, using reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Collateral Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Current Company IP Agreement, in form and substance reasonably satisfactory to the Collateral Agent).

8.2.         Power of Attorney. Borrower hereby irrevocably appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in the United States regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Collateral Agent or a third party as the Code permits. Borrower hereby appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and no Lender is under any further obligation to make Credit Extensions hereunder. The foregoing appointment of the Collateral Agent and any Related Party thereof as Borrower’s attorney in fact, and all of the Collateral Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions terminates.

8.3.         Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, the Collateral Agent shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as the Collateral Agent shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency. If the Collateral Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.

8.4.         Collateral Agent’s Liability for Collateral. So long as the Collateral Agent complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Collateral Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.5.          No Waiver; Remedies Cumulative. The Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Each of the Collateral Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Each of the Collateral Agent and Lenders has all rights and remedies provided under the Code, by law, or in equity. The exercise by the Collateral Agent or any Lender of one right or remedy is not an election and shall not preclude the Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Collateral Agent or any Lender of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.6.         Demand Waiver; Makewhole Amount; Prepayment Premium. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower shall pay the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.

9.            NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.

If to Borrower or any other Credit Party:

Collegium Pharmaceutical, Inc.
100 Technology Center Drive, Suite 300
Stoughton, MA 02072
Attention: Shirley Kuhlmann, General Counsel
Email: [***]

with a copy to (which shall not constitute notice) to:

Goodwin Procter LLP
One Commerce Square 2005 Market St, 32nd floor
Philadelphia, PA 19103
Attn: Jen Porter
Telephone: [***]
Facsimile: [***]
Email: [***]

If to Collateral Agent:	BioPharma Credit PLC
c/o Link Group, Company Matters Ltd.
Central Square
29 Wellington Street
Leeds
United Kingdom
LS1 4DL
Attn: Company Secretary
Tel: [***]
Fax: [***]
Email: [***]

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: [***]
Fax: [***]
Email: [***]

and

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: [***]
Fax: [***]
Email: [***]

If to any Lender:	To the address of such Lender set forth on Exhibit D attached hereto (including to any copied addressees thereon indicated).

10.          CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent or any Lender; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF COMPANY MATERIAL ADVERSE EFFECT (AS DEFINED IN THE TRANCHE B ACQUISITION AGREEMENT) (AND WHETHER OR NOT A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED OR WOULD REASONABLY BE EXPECTED TO OCCUR), (B) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION THE BORROWER (OR ITS AFFILIATES) HAVE THE RIGHT TO TERMINATE ITS (OR ITS AFFILIATES') OBLIGATIONS UNDER THE TRANCHE B ACQUISITION AGREEMENT OR TO DECLINE TO CONSUMMATE THE TRANCHE B ACQUISITION AND (C) THE DETERMINATION OF WHETHER THE TRANCHE B ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE TRANCHE B ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (INCLUDING IN RESPECT OF THE STATUTE OF LIMITATIONS OR OTHER LIMITATIONS PERIOD APPLICABLE TO ANY SUCH CLAIM, CONTROVERSY OR DISPUTE), WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS, EXCEPT FOR THE MATTERS SPECIFIED IN SECTION 13.11 OF THE TRANCHE B ACQUISITION AGREEMENT AS BEING CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CLAIM, SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR RELATED HERETO OR THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11.          GENERAL PROVISIONS

11.1.       Successors and Assigns.

(a)            This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.

(b)            No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of each Lender. Subject to clause (d) below, each Lender may at any time sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, or grant a participation in all or any part of, or any interest in, such Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to any Term Loan (or any portion thereof), to any other Lender, any Affiliate of any Lender or any third party (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”) without the consent of Borrower.

(c)            In the case of a Lender Transfer in the form of a participation granted by any Lender to any third party, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, restatement or other modification hereto, subject, in each case described in clauses (i) through (iv) above, to the terms and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the applicable Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the applicable Lender (i.e., the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.

(d)            No Lender shall make a Lender Transfer to a Competitor of Borrower, unless an Event of Default has occurred and is continuing (in which case, without the consent of Borrower).

(e)            Borrower shall record any Lender Transfer in the Register. Each Lender shall provide Borrower and the Collateral Agent with written notice of a Lender Transfer delivered no later than five (5) Business Days (or immediately if known fewer than 5 Business Days) prior to the date on which such Lender Transfer is proposed to be consummated. If any Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury regulations (or any amended or successor version) or Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and the Collateral Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)            Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void ab initio and of no effect.

11.2.       Indemnification.

(a)            Each of the Credit Parties agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that no Credit Party shall have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person (or any of such Indemnified Person’s Affiliates or controlling Persons or any of their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), (ii) result from a claim brought by such Credit Party against an Indemnified Person for material breach of any of such Indemnified Person’s obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (iii) result from a claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of Borrower or any other Credit Party (other than against the Collateral Agent or any intercreditor agent in their respective capacities as such) and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld, conditioned or delayed) but if settled with such consent or if there shall be a final judgement against an Indemnified Person, each of the Credit Parties shall, jointly and severally with each other Credit Parties, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.

(b)            Each of the Credit Parties agrees that neither it nor any of its Subsidiaries will settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification or contribution could be sought by an Indemnified Person under Section 11.2(a) (whether or not any Indemnified Person is an actual or potential party to such claim, action, or proceeding) without the prior written consent of the applicable Indemnified Person, unless (i) such settlement, compromise, or consent includes an unconditional release of such Indemnified Person and its Subsidiaries and Affiliates from all liability arising out of such claim, action, or proceeding, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) no admission of guilt or liability by such Indemnified Person and its Subsidiaries and Affiliates with respect to any such claim, action or proceeding

(c)            To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)            Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Collateral Agent or any Lender, shall be at the expense of such Credit Party, and neither the Collateral Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, and without limiting the generality of Section 2.4, Borrower agrees to pay or reimburse upon demand each of the Collateral Agent and Lenders (and their respective successors and assigns) and each of their respective Related Parties, if applicable, for any and all fees, expenses and disbursements of the kind or nature described in clause (b) of the definition of “Lender Expenses” or in the definition of “Indemnified Liabilities” incurred by it.

11.3.       Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4.       Correction of Loan Documents. The Collateral Agent or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Collateral Agent or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to the Collateral Agent and each Lender. In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.

11.5.       Amendments in Writing; Integration.

(a)            No amendment, restatement, amendment and restatement, or modification of any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, restatement, amendment and restatement, modification, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Collateral Agent and the Required Lenders, affect the rights or duties of, or any amounts payable to, the Collateral Agent under this Agreement or any other Loan Document. Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.

(b)            This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

11.6.       Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7.       Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until all Obligations (other than inchoate indemnity obligations and any other obligations that, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower or any other the Credit Parties in Section 2.4 to pay or reimburse Lender Expenses, in Section 2.6 with respect to Taxes and withholding and in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.8.       Confidentiality. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Collateral Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Collateral Agent, any Lender or any of their respective Affiliates or when disclosed to the Collateral Agent, any Lender or any of their respective Affiliates, or becomes part of the public domain after disclosure to the Collateral Agent, any Lender or any of their respective Affiliates, in each case, other than as a result of a breach by the Collateral Agent, any Lender or any of their respective Affiliates of the obligations under this Section 11.8; or (ii) disclosed to the Collateral Agent, any Lender or any of their respective Affiliates by a third party if the Collateral Agent, such Lender or such Affiliate, as applicable, does not know (following reasonable inquiry) that the third party is prohibited from disclosing the information. Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the administration of the Loan Documents, the exercise of its rights or remedies under the Loan Documents or the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, the Collateral Agent and each Lender may disclose Confidential Information: (a) to any of its Subsidiaries or Affiliates; (b) to prospective transferees, purchasers or participants of any interest in the Term Loans (including, for the avoidance of doubt, in connection with any proposed Lender Transfer); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof, and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) as the Collateral Agent or any Lender otherwise deems necessary or prudent under Sanctions, Anti-Money Laundering Laws, the Anti-Corruption Laws, or Export and Import Laws, provided, that prior to any disclosure under this clause (d), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof to the extent practicable, and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower; (e)  to the extent requested by regulators having jurisdiction over the Collateral Agent or such Lender or as otherwise required in connection with the Collateral Agent’s or such Lender’s examination or audit by such regulators (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (f), as the Collateral Agent or such Lender considers reasonably necessary in exercising any rights or remedies under the Loan Documents or in connection with any proceeding relating to the Agreement or any other Loan Documents; (g) as to any party hereto; (h) to third-party service providers of the Collateral Agent or such Lender; and (i) to any of the Collateral Agent’s or such Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (h) and (i) above are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.

The provisions of this Section 11.8 shall survive the termination of this Agreement.

11.9.       Attorneys’ Fees, Costs and Expenses. In any action or proceeding between, on the one hand, any Credit Party and, on the other hand, the Collateral Agent or any Lender, arising out of or relating to the Loan Documents other than in connection with the enforcement against any Credit Party of this Agreement or any other Loan Document, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

11.10.     Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Collateral Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set off and application.

11.11.     Marshalling; Payments Set Aside. Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Lender, or the Collateral Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver, examiner or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12.     Electronic Execution of Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.13.     Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14.     Construction of Agreement. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

11.15.     Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16.     No Advisory or Fiduciary Duty. The Collateral Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between each Lender and the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Collateral Agent and each Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) neither the Collateral Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Collateral Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

11.17.     Reaffirmation of Loan Documents; Confirmation of Liens. Except to the extent that any Loan Document (as defined in the Prior Loan Agreement) is being explicitly terminated, replaced or amended and restated in connection with the amendment and restatement being implemented hereby, each such Loan Document shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, from and after the Effective Date, each reference in any such Loan Document to the “Loan Agreement,” “thereunder,” “thereof” or words of like import shall be deemed to mean references to this Loan Agreement. As of the Effective Date, Borrower and each other Credit Party hereby (a) reaffirm each of its covenants, agreements and obligations contained in any such Loan Document, (b) reaffirm each guarantee, pledge and grant of a security interest made in favor of the Collateral Agent under or in connection with the Prior Loan Agreement and any Loan Documents entered into in connection therewith and (c) agree that notwithstanding the amendment and restatement of the Prior Loan Agreement, such guarantees, pledges and grants of security interest in favor of the Collateral Agent shall continue in full force and effect.

11.18.     Effect of Amendment and Restatement.

(a)            On the Effective Date, the Prior Loan Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (i) this Loan Agreement and the other documents entered into in connection herewith do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Prior Loan Agreement) under the Prior Loan Agreement, as in effect prior to the Effective Date but rather a substitution of certain of the terms contained therein, as set forth herein and (ii) such “Obligations” are in all respects continuing after the Effective Date (as amended and restated hereby) as indebtedness and obligations outstanding under this Loan Agreement, enforceable with only the terms thereof being modified as provided by this Agreement and shall be deemed to be Obligations governed by this Agreement. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Loan Agreement, except that the rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall be governed by the provisions of the Prior Loan Agreement as it existed prior to such amendment and restatement; provided, however, that waivers granted under the Prior Loan Agreement prior to the Effective Date shall no longer be effective as of the Effective Date.

(b)            In connection with the amendment and restatement of the Prior Loan Agreement, Borrower and each other Credit Party release, waive and discharge any claims or causes of action which it may have against the Collateral Agent, and each of the Lenders (as each such term is defined in the Prior Loan Agreement) and any of the other holders of the Obligations (as defined in the Prior Loan Agreement) arising under the Prior Loan Agreement or any of the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection with the Prior Loan Agreement (the “Prior Loan Documents”), whether on the Original Effective Date or at any time thereafter but prior to the Effective Date, or relating to any of their performance thereunder.

(c)            On and after the Effective Date, all references to the Prior Loan Agreement or the “Loan Agreement” in any and all of the Prior Loan Documents shall be deemed to include references to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

12.          COLLATERAL AGENT

12.1.       Appointment and Authority. Each of the Lenders hereby irrevocably appoints BioPharma Credit PLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the first two sentences of Section 12.6 and the penultimate paragraph of Section 12.8, the provisions of this Section 12 are solely for the benefit of the Collateral Agent and the Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. Subject to Section 12.8 and Section 11.5, any action required or permitted to be taken by the Collateral Agent hereunder shall be so taken with the prior approval of the Required Lenders, except for such actions as are permitted in the Loan Documents to be taken by the Collateral Agent.

12.2.       Rights as a Lender. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

12.3.       Exculpatory Provisions.

(a)            The Collateral Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, with respect to the Lenders, the Collateral Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Requirements of Law; and

(iii)          shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b)            The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by Borrower or a Lender.

(c)            The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

12.4.       Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants, manufacturing consultants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, consultants or experts.

12.5.       Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

12.6.       Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower so long as no Default or Event of Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 12.6), other than its obligations under Section 11.8. After the retiring Collateral Agent’s resignation, the provisions of this Section 12 and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments (if any), communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Lender (in the case of such payments and communications) or the Required Lenders (in the case of such determinations) directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 12.6.

12.7.       Non-Reliance on Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Credit Extensions hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.8.       Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, and the Collateral Agent agrees:

(a)            to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (i) upon payment in full of the Obligations (other than inchoate indemnity obligations), (ii) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (iii) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders, or (iv) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under the Loan Documents pursuant to clause (c) below;

(b)         to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (d), (i), (n), (o), (q) and (t) of the definition of “Permitted Liens” (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clause (d), (i), (n), (o) and (q) of the definition of “Permitted Liens”);

(c)         to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction permitted hereunder or upon payment in full of the Obligations (other than inchoate indemnity obligations);

(d)         to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and

(e)         to enter into a subordination, intercreditor, or other similar agreement with respect to any Indebtedness that constitutes Subordinated Debt to the extent such Subordinated Debt is permitted under the definition of “Permitted Indebtedness”.

Upon request by the Collateral Agent at any time the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 12.8.

In each case specified in this Section 12.8, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at Borrower’s expense: (A) deliver to Borrower any Collateral in the Collateral Agent’s possession in connection with the release of the Collateral Agent’s Lien thereon; and (B) execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into a subordination, intercreditor, or other similar agreement with respect to any Indebtedness that constitutes Subordinated Debt to the extent such Subordinated Debt is permitted under the definition of “Permitted Indebtedness” or (iv) to evidence the release of any Guarantor from its obligations under the Loan Documents, in each case, in accordance with the terms and conditions of the Loan Documents (including this Section 12.8) and in form and substance reasonably acceptable to the Collateral Agent.

Without limiting the generality of Section 12.10 below, the Collateral Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.8 promptly after the taking thereof; provided that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Section 12.

12.9.         Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

12.10.       Notices and Items to Lenders. The Collateral Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.14 of the Disclosure Letter); provided, that any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Collateral Agent under this Agreement or any other Loan Document or the validity of such item. In addition, to the extent the Collateral Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Collateral Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Collateral Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.

13.             DEFINITIONS

13.1.         Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:

“2026 Convertible Notes” means the 2.625% convertible senior notes issued by Borrower on February 13, 2020, in the aggregate principal amount of $143.8 million, and maturing on February 15, 2026, unless earlier repurchased, redeemed or converted.

“2029 Convertible Notes” means the 2.875% convertible senior notes issued by Borrower on February 10, 2023, in the aggregate original principal amount of $241.5 million, and maturing on February 15, 2029, unless earlier repurchased, redeemed or converted.

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Acquisition Product” means, collectively, (a) any product or service that has been or is currently being researched, developed, manufactured, distributed, sold or otherwise commercialized or exploited by or on behalf of the Tranche B Acquisition Target or any of its Subsidiaries, including JORNAY PM® (methylphenidate HCl), and (b) any successor to any of the foregoing.

“Additional Consideration” means, individually or collectively, as the context dictates, the Amendment Consideration or the Tranche B Additional Consideration.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of Borrower, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Collateral Agent or any Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries.

“Agreement” is defined in the preamble hereof.

“Amendment Consideration” is defined in Section 2.7(b).

“Anti-Corruption Laws” is defined in Section 4.18(a).

“Anti-Money Laundering Laws” is defined in Section 4.18(b).

“Applicable Accounting Standards” means with respect to Borrower and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Applicable Margin” means, as to any Term Loan, (A) for any day occurring through the Interest Date of September 30, 2024, a rate per annum equal to seven and one-half percent (7.50%), and (B) for any day thereafter, a rate per annum equal to four and one-half percent (4.50%).

“Applicable Percentage” means, with respect to each Lender at any time of determination, the percentage equal to a fraction, the numerator of which is (a) with respect to the Tranche A Term Loan or the Tranche A Term Loan Amount, the outstanding principal amount of such Lender’s portion of the Tranche A Term Loans at such time, and the denominator of which is the aggregate outstanding principal amount of the Tranche A Term Loans at such time; and (b) with respect to the Tranche B Term Loans or the Tranche B Term Loan Amount, the percentage equal to a fraction, the numerator of which is (i) on or prior to the Tranche B Closing Date, the amount of such Lender’s Tranche B Term Loan Commitment at such time and the denominator of which is the Tranche B Term Loan Amount at such time or (ii) thereafter, the outstanding principal amount of such Lender’s portion of the Tranche B Term Loan at such time, and the denominator of which is the aggregate outstanding principal amount of the Tranche B Term Loans at such time.

“ASC” is defined in Section 1.

“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any purchase, inbound license or other acquisition of any properties or assets (other than assets used in the ordinary course of business consistent with past practice) of any other Person (including any purchase or other acquisition of any business unit, line of business or division of such Person or all or substantially all of the assets of such Person). For the avoidance of doubt, “Asset Acquisition” includes any co-promotion or co-marketing arrangement pursuant to which Borrower or any Subsidiary acquires rights to promote or market the products of another Person.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.3(e).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(e).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Collateral Agent for the applicable Benchmark Replacement Date:

(a)         the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); or

(b)         the sum of: (i) the alternate benchmark rate that has been selected by the Collateral Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Collateral Agent in its reasonable discretion, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)         in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Blocked Person” means an individual or entity that is, or is 50% or more owned or otherwise controlled by, individuals or entities that are: (i) the subject or target of Sanctions; or (ii) located, organized or resident in a Sanctioned Country.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership or exempted limited partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to the Collateral Agent pursuant to Section 3.2, approving the Loan Documents to which such Person is a party and the transactions contemplated thereby (including the applicable Tranche B Term Loans), together with a certificate executed by its Secretary (or similar officer) on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) attaches as an exhibit to such certificate a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) includes the name(s) and title(s) of the officers of such Person authorized to execute the Loan Documents to which such Person is a party on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Person shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate.

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York, London or the Cayman Islands.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property by that Person as lessee that has been or should be accounted for as a finance lease on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards (subject to Section 1 hereof).

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards.

“Cash Equivalents” means

(a)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two (2) years from the date of acquisition;

(b)         certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(c)         commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s Investors Services, Inc. or S&P Global Ratings and, in each case, maturing within two (2) years after the date of acquisition;

(d)         repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(e)         investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;

(f)         investments in money market funds rated “AAA” (or the equivalent thereof) or better by S&P Global Ratings or “Aaa” (or the equivalent thereof) or better by Moody’s Investors Services, Inc. (or, if at any time neither Moody’s Investors Services, Inc. nor S&P Global Ratings shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and

(g)         other investments in accordance with the Borrower’s investment policy as of the Effective Date or otherwise approved in writing by Collateral Agent.

“CCPA” means the provisions of the California Consumer Privacy Act, as amended by the California Privacy Rights Act and codified at Cal. Civ. Code § 1798.100 et seq., with any implementing regulations.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code or any successor provision thereto; provided, that a “controlled foreign corporation” shall not constitute a CFC hereunder unless, at the relevant date of determination, there is (a) a reasonable expectation of substantial earnings and profits not subject to current inclusion in U.S. taxable income and (b) such earning and profits would not (i) be excluded, upon a “hypothetical distribution”, from the “tentative section 956 amount” (in each case, within the within the meaning of Treasury Regulations Section 1.956-1(a)(2)) by reason of the dividends received deduction under Section 245A of the Code, (ii) be excluded from gross income under Section 959(a) of the Code upon an actual distribution, or (iii) otherwise, if distributed, be treated as a return of basis under Section 301(c)(2) of the Code.

“CFC Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia that has no material assets other than the equity or debt of one or more CFCs or Disregarded Domestic Subsidiary.

“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation with Borrower) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of shares of the then outstanding capital stock of Borrower ordinarily entitled to vote in the election of directors; (b) a sale of all or substantially all of the consolidated assets of Borrower and its Subsidiaries in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); or (c) a merger or consolidation involving Borrower in which Borrower is not the surviving Person.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CMIA” means the California Confidentiality of Medical Information Act, codified at Cal. Civ. Code pt. 2.6 § 56 et seq.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as such term is defined in the Security Agreement) and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Property.

“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, any Securities Account of a Credit Party maintained with a securities intermediary located in the United States, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, other than an Excluded Account.

“Collateral Access Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent and to which the Collateral Agent is a party, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Credit Party, acknowledges the Liens and security interests of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, and waives (or, if approved by the Collateral Agent in its sole discretion, subordinates) any Liens or security interests held by such Person on any such Collateral, and, in the case of any such agreement with a mortgagee or lessor, permits the Collateral Agent and any Lender (and its representatives and designees) reasonable access to any Collateral stored or otherwise located thereon.

“Collateral Agent” means BioPharma Credit PLC, in its capacity as Collateral Agent appointed under Section 12.1, and its successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and any and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or perfect, a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Rule” means the U.S. Federal Policy for the Protection of Human Subjects, codified at 45 C.F.R. part 46, or any United States state or foreign equivalents.

“Company IP” means any and all of the following, as they exist in and throughout the Territory: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any of the Current Company IP, any patent right claiming the composition of matter of, or the method of making or using, any Product in the Territory, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, in each case, specifically relating to any Product in the Territory; (d) any and all IP Ancillary Rights specifically relating to any of the foregoing; and (e) regulatory filings, submissions and approvals related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory and all data provided in any of the foregoing.

“Company Product” means, collectively: (A)(i) Xtampza® ER, (ii) any successor to Xtampza® ER, (iii) Nucynta® ER, (iv) any successor to Nucynta® ER, (v) Nucynta® IR, and (vi) any successor to Nucynta® IR; (B)(i) BELBUCA® (buprenorphine buccal film), (ii) any successor to BELBUCA® (buprenorphine buccal film) and (iii) any other product for use in the treatment of chronic pain that includes buprenorphine; and (C)(i) Symproic® (naldemedine tosylate), (ii) any successor to Symproic® (naldemedine tosylate) and (iii) any other product for use in the treatment of chronic pain that includes naldemedine tosylate and is subject to the Symproic License Agreement.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Competitor” means, at any time of determination, any Person that is an operating company directly and primarily engaged in the same or substantially the same line of business as the Borrower and its Subsidiaries, including those Persons identified on Schedule 12.1 of the Disclosure Letter, which Borrower may update from time to time.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Collateral Agent decides (after consultation with Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” means, for any Person, (a) any direct or indirect liability, contingent or not, of that Person for any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable (other than by endorsements of instruments in the course of collection) and (b) any obligation of that Person to pay an earn-out payment, milestone payment or similar contingent payment or contingent compensation (including purchase price adjustments) to a counterparty incurred or created in connection with an Acquisition, Transfer or Investment or otherwise in connection with any collaboration, development or similar agreement, in each instance where such contingent payment or compensation becomes due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time). The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. Notwithstanding anything to the contrary in the foregoing, Permitted Equity Derivatives shall not constitute a Contingent Obligation.

“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, the Collateral Agent and, in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintains such Securities Account or Commodities Account, in either case, pursuant to which the Collateral Agent obtains control (within the meaning of the Code) over such Collateral Account.

“Convertible Indebtedness Redemption” is defined in Section 2.2(c)(iii).

“Convertible Indebtedness Redemption Notice” is defined in Section 2.2(c)(iii).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” means any Term Loan or any other extension of credit by any Lender for Borrower’s benefit pursuant to this Agreement.

“Credit Party” means Borrower and each Guarantor.

“CSA” is defined in Section 4.19(c).

“Current Company IP” is defined in Section 4.6(c)(i).

“Current Company IP Agreement” means any contract or agreement, pursuant to which Borrower or any of its Subsidiaries has the legal right to exploit Current Company IP that is owned by another Person, to research, develop, manufacture, produce, use, supply, commercialize, market, import, store, transport, offer for sale, distribute or sell any Company Product, including, for the avoidance of doubt: (a) the Exclusive License Agreement, dated as of April 4, 2019, between Acquisition Target and Shionogi Inc. (the “Symproic License Agreement”); (b) the Transition Services and Distribution Agreement between Acquisition Target and Shionogi Inc. and effective as of April 4, 2019; (c) the Supply Agreement between Acquisition Target. and Shionogi Inc. effective as of April 4, 2019 (the “Supply Agreement”); (d) the Quality Agreement between Acquisition Target and Shionogi Inc. described in the Supply Agreement; (e) the PVG Agreement between Acquisition Target and Shionogi Inc. contemplated in Section 5.3 of the Symproic License Agreement; and (f) any other contract or agreement, pursuant to which the Borrower or its Subsidiaries has the legal right to exploit Current Company IP that is owned by another Person to research, develop, manufacture, produce, use, supply, commercialize, market, import, store, transport, offer for sale, distribute or sell Company Product in the Territory.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for Dollar-denominated bilateral business loans; provided, that if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.

“Data Protection Laws” means, collectively, any and all foreign or domestic (including U.S. federal, state and local) statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to privacy, security, notification of breaches, or confidentiality of Personal Data (including individually identifiable information) or other sensitive information, in each case, in any manner applicable to Borrower or any of its Subsidiaries, including, to the extent applicable, HIPAA, Section 5 of the FTC Act and other consumer protection laws, GDPR, the Standards for the Protection of Personal Information of Massachusetts Residents (201 Mass. Code Regs. 17.01), CCPA, and other comprehensive state privacy laws, CMIA and other U.S. state medical information privacy laws and genetic testing laws.

“DEA” means the United States Drug Enforcement Administration.

“DEA Laws” means all applicable statutes (including the CSA), rules, regulations and orders implemented, administered, enforced or issued by DEA (and any foreign or U.S. state equivalent).

“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, that, in each case, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Disregarded Domestic Subsidiary” means any direct or indirect Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia that is treated as disregarded for U.S. tax purposes and substantially all the assets of which consist of equity of one or more CFCs.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosure Letter” means the disclosure letter to this Agreement, dated the Effective Date, delivered by the Credit Parties to the Collateral Agent (including all schedules attached thereto), as modified pursuant to Section 3.2(a) and as otherwise modified from time to time as permitted by this Agreement.

“Disqualified Equity Interest(s)” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and all other Obligations (other than inchoate indemnity obligations)), (b) is redeemable at the option of the holder thereof, in whole or in part (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and all other Obligations (other than inchoate indemnity obligations)), (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interest that would constitute a Disqualified Equity Interest, in each case described in clauses (a) through (d) above, prior to the date that is 180 days after the Term Loan Maturity Date; provided that, if such Equity Interest is issued pursuant to any plan for the benefit of any employee, director, manager or consultant of the Borrower or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means, with respect to any Credit Party, Subsidiary or any Facility, collectively, any and all applicable current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments and Governmental Approvals, and any other requirements of Governmental Authorities, relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare.

“Equity Interests” means, with respect to any Person, collectively, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided, however, that Indebtedness convertible into Equity Interests (or into any combination of cash and Equity Interests based on the value of such Equity Interests) shall not constitute Equity Interests unless and until (and solely to the extent) so converted into Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA or Section 412 of the IRC, Section 414(m) or (o) of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure by Borrower or its Subsidiaries or their ERISA Affiliates to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure by Borrower or its Subsidiaries or their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans under Section 4041 or 4041A of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan under Section 4041 Section 4042 of ERISA; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Section 4245 or Section 4241, respectively, of ERISA; (i) the “substantial cessation of operations” by Borrower or its Subsidiaries or their ERISA Affiliates within the meaning of Section 4062(e) of ERISA with respect to a Plan; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) with respect to any Plan which would reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Documents” is defined in Section 4.8(a).

“Excluded Accounts” is defined in Section 5.5.

“Excluded Equity Interests” means, collectively: (i) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests in any Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract or agreement with such third party relating to, such non-Wholly-Owned Subsidiary, including any contract or agreement evidencing any Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but, in the case of any such Equity Interests, only to the extent and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract or agreement is in effect; (iv) any voting Equity Interests in excess of 65% of the issued and outstanding Equity Interests of each Subsidiary that is (A) a CFC, (B) a CFC Domestic Subsidiary or (C) a Disregarded Domestic Subsidiary; (v) so long as it shall be in compliance with the covenant set forth in Section 6.2(c), Collegium NF, LLC, and (vi) any Equity Interests in any other Subsidiary, with respect to which Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost of granting the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a security interest therein and Lien thereon, and pledging to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby.

“Excluded License” means an exclusive license or sublicense, to a Person other than a Subsidiary of Borrower, of any Intellectual Property within the Territory covering any Product that is tantamount to a sale of substantially all rights to the Intellectual Property covering such Product because it conveys to the licensee or sublicensee exclusive rights to practice such Intellectual Property in the Territory for consideration that is not based upon future development or commercialization of any Products in the Territory (other than pursuant to so-called earn-out payments) or services by the licensee or sublicensee (other than transition services), such as, for example, consideration of only upfront advances or initial license fees or similar payments in consideration of such rights, with no anticipated subsequent payments or only de minimis payments to Borrower or any of its Subsidiaries (other than pursuant to so-called earn-out payments or transition services).

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiaries” means, collectively: (i) any Subsidiary, with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, the properties and assets thereof subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests therein to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary, with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, the properties and assets thereof subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests therein to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, approval or waiver has not been obtained by Borrower or such Subsidiary following Borrower’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly Owned Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, the properties and assets thereof to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, such non-Wholly Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract or agreement with such third party relating thereto, including any contract or agreement evidencing any Indebtedness of such non-Wholly Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but, in each case, only to the extent and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract or agreement is in effect; (iv) any Subsidiary that owns properties and assets with an aggregate fair market value (reasonably determined in good faith by a Responsible Officer of Borrower) of less than $5,000,000; (v) any (A) CFC, (B) Subsidiary of a CFC, (C) CFC Domestic Subsidiary or (D) Disregarded Domestic Subsidiary; (vi) any not-for-profit Subsidiaries, captive insurance Subsidiaries and special purpose entities used for permitted financings; (viii) so long as it shall be in compliance with Section 6.2(c), Collegium NF, LLC, and (ix) any other Subsidiary, with respect to which Borrower and the Collateral Agent reasonably determined by mutual agreement that the cost of granting the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, the properties and assets thereof subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests therein to secure the Obligations (and any guaranty thereof) or are excessive relative to the value to be afforded to the Secured Parties thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each instance, (i) imposed by the United States or as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) Lender acquires such interest in any Obligation or (ii) Lender changes its lending office, except to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.6(d), and (d) any withholding Taxes imposed under FATCA.

“Export and Import Laws” means, collectively, all applicable laws, regulations, orders or directives that apply to the import, export, re-export, transfer, disclosure or provision of goods, software, technology or technical assistance, including any restrictions or controls administered pursuant to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774, administered by the U.S. Department of Commerce, Bureau of Industry and Security, any U.S. Customs regulations, and any other similar import and export laws, regulations, orders and directives of other jurisdictions to the extent applicable.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates, with respect to the manufacture, production, storage or distribution any Product in the Territory.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such Sections of the IRC or intergovernmental agreements.

“FCPA” is defined in Section 4.18(a).

“FDA” means the United States Food and Drug Administration (and any foreign equivalents, including the European Medicines Agency).

“FDA Good Clinical Practices” means the standards set forth in 21 C.F.R. Parts 50, 54, 56 and 312 and FDA’s implementing guidance documents.

“FDA Good Laboratory Practices” means the standards set forth in 21 C.F.R. Part 58 and FDA’s implementing guidance documents.

“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210, 211, 600 and 610 and FDA’s implementing guidance documents.

“FDA Laws” means all applicable statutes (including the FDCA), rules and regulations implemented administered or enforced by the FDA (and any United States state or foreign equivalent).

“FDCA” is defined in Section 4.19(b).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Floor” means, as to any Term Loan, (A) for any day occurring through the Interest Date of September 30, 2024, a rate of interest equal to 1.20% per annum, and (B) for any day thereafter, a rate of interest equal to four percent (4.00%) per annum.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funds Certain Provisions” is defined in Section 3.2(b).

“GDPR” means , collectively, (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (the “EU GDPR”) and (ii) the EU GDPR as it forms part of the laws of the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (the “UK GDPR”).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies and data protection authorities), government department, authority, instrumentality, regulatory body, commission, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other federal or state health care programs.

“Guarantor” means any Subsidiary that is a present or future guarantor of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively: (a) all applicable federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) all applicable federal and state laws and regulations governing the privacy, security, confidentiality, or notification of breaches regarding health information, including HIPAA and Section 5 of the FTC Act; (c) all applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) all applicable reporting and disclosure requirements arising under the Medicaid Drug Rebate Program (e.g., Monthly and Quarterly Average Manufacturer Price, Baseline Average Manufacturer Price, and Rebate Per Unit, as applicable), Medicare Part B (Quarterly Average Sales Price), Section 602 of the Veteran’s Health Care Act (Public Health Service 340B Quarterly Ceiling Price), Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (g) all applicable health care laws, rules, codes, statutes, regulations, orders, ordinances and requirements pertaining to Medicare or Medicaid; (h) all applicable federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (i) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (ii) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud, or (iii) any insurance, health maintenance organization or managed care Requirements of Law; (i) the interoperability, information blocking, and health information technology certification regulations promulgated under the 21st Century Cures Act (to the extent effective); (j) CDC regulations (including regulations implemented by the CDC Division of Select Agents and Toxins (“DSAT”) or otherwise relating to the Federal Select Agent Program (“FSAP”), such as 7 C.F.R. Part 331, 9 C.F.R. Part 121, and 42 C.F.R. Part 73); and (k) any other applicable domestic or foreign health care laws, rules, codes, regulations, manuals, orders, ordinances, and statutes relating to the research, development, testing, approval, licensure, post-approval or post-licensure monitoring, post-approval or post-licensure requirements, post-approval or post-licensure commitments, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of or payment for pharmaceutical products..

“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement. Notwithstanding anything to the contrary in the foregoing, any Permitted Equity Derivative shall not constitute a Hedging Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act (HITECH) of 2009), any and all rules or regulations promulgated from time to time thereunder, and any state or federal laws with regards to the security, privacy, or notification of breaches of the confidentiality of health information which are not preempted pursuant to 45 C.F.R. Part 160, Subpart B.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business consistent with past practice which are not more than one hundred and eighty (180) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business consistent with past practice which are not more than one hundred and twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits, and (iv)(A) prepaid or deferred revenue arising in the ordinary course of business consistent with past practice), including any obligation or liability to pay deferred purchase price or other similar deferred consideration for such assets, properties, services or rights where such deferred purchase price or consideration becomes due and payable solely upon the passage of time, and (B) any obligation described in clause (b) of the definition of “Contingent Obligation” that is due and payable (or that becomes due and payable) solely with the passage of time (and not upon the occurrence of an event or the performance of an act); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests, including Permitted Convertible Indebtedness), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) Disqualified Equity Interests; (i) all indebtedness referred to in clauses (a) through (g) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (j) all Contingent Obligations of such Person described in clause (a) of the definition thereof (not including, for the avoidance of doubt, any purchase price adjustment incurred pursuant to the Tranche B Acquisition Agreement). For the avoidance of doubt, “Indebtedness” shall include Permitted Convertible Indebtedness, but shall not include any Permitted Equity Derivative.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket fees, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and disbursements of one counsel for Indemnified Persons plus, as applicable, one local legal counsel in each relevant material jurisdiction and one intellectual property legal counsel, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing any indemnity hereunder) whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 11.2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all:

(a)         Copyrights, Trademarks, and Patents;

(b)         trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;

(c)         (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);

(d)         all right, title and interest arising under any contract or Requirements of Law in or relating to Internet Domain Names;

(e)         design rights;

(f)         IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and

(g)         any similar or equivalent rights to any of the foregoing anywhere in the world.

“Interest Date” means the last day of each calendar quarter, commencing with the last day of the calendar quarter during which the Effective Date occurs; provided, however, that if any such date is not a Business Day, the applicable Interest Period shall end on the Business Day immediately preceding such date.

“Interest Period” means, with respect to the Term Loans: (a) the period commencing on (and including) the Effective Date and ending on (and including) the first Interest Date following the Effective Date, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (i) the next Interest Date and (ii) the Term Loan Maturity Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any contract or Requirements of Law in or relating to Internet domain names.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, collectively, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof.

“IP Security Agreements” means, collectively, (a) those certain Intellectual Property Security Agreements entered into by and between any Credit Party and the Collateral Agent in accordance with the Loan Documents, each dated as of the Tranche A Closing Date, and (b) any Intellectual Property Security Agreement entered into by and between any Credit Party and the Collateral Agent after the Closing Date in accordance with the Loan Documents.

“IRC” means the Internal Revenue Code of 1986.

“IRS” is defined in Section 2.6(d)(i)

“Knowledge” of Borrower means the actual knowledge, after reasonable investigation, of the Responsible Officers of Borrower; provided, however, that, solely with respect to the Tranche B Acquisition Target, the Tranche B Acquired Business or any of the properties, assets, liabilities or obligations thereof, and solely with respect of all periods occurring prior to the Tranche B Closing Date, such term means the actual knowledge, assuming the accuracy of the representations and warranties contained in the Tranche B Acquisition Agreement and after Borrower’s diligence investigation in the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business and the other transactions contemplated by the Tranche B Acquisition Agreement, of the Responsible Officers of Borrower.

“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.

“Lender Expenses” means, collectively:

(a)         all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and, as applicable, each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel, manufacturing consultants or intellectual property experts (it being agreed that such counsel, consultant or expert fees, expenses and disbursements shall be limited to one such counsel, one such consultant and one such expert, as applicable, for the Collateral Agent, Lenders and such Related Parties, taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person) therefor, (i) incurred in connection with developing, preparing, negotiating, syndicating, executing and delivering, and interpreting, investigating and administering, the Loan Documents (or any term or provision thereof), any commitment, proposal letter, letter of intent or term sheet therefor or any other document prepared in connection therewith, (ii) incurred in connection with the consummation and administration of any transaction contemplated therein, (iii) incurred in connection with the performance of any obligation or agreement contemplated therein, (iv) incurred in connection with any modification or amendment of any term or provision of, or any supplement to, or the termination (in whole or in part) of, any Loan Document, (v) incurred in connection with internal audit reviews and Collateral audits, or (vi) otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses; and

(b)         all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for the Collateral Agent, Lenders and such Related Parties taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person) in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to any of the Collateral or any other related right or remedy, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party or any Subsidiary of any Credit Party in respect of any Loan Document or Obligation, or otherwise in connection with any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto); provided, that, except with respect to an Insolvency Proceeding, to the extent such enforcement entails the Collateral Agent or any Lender commencing legal action of any sort against Borrower, any fees and expenses incurred in connection therewith shall only be payable by Borrower to the extent the Collateral Agent or any Lender is successful in such legal action.

Notwithstanding any of the foregoing, none of the out-of-pocket fees and expenses of the Collateral Agent or any Lender (or any of their respective successors and assigns) or any of their respective Related Parties incurred solely in connection with the exercise by the Collateral Agent of its rights under Section 5.7(c)(ii)(z) shall constitute Lender Expenses.

“Lender Transfer” is defined in Section 11.1(b).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.

“Loan Advance Request” means a Loan Advance Request for the Term Loans in substantially the form attached hereto as Exhibit A.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the IP Agreements, the Perfection Certificate, any Control Agreement, any other Collateral Document, any guaranties executed by a Guarantor in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties in connection with this Agreement, and any other present or future agreement between or among a Credit Party, the Collateral Agent and any Lender in connection with this Agreement, including, for the avoidance of doubt, any annexes, exhibits or schedules thereto.

“Makewhole Amount” means the Tranche A Makewhole Amount or the Tranche B Makewhole Amount, individually or collectively, as applicable.

“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

“Manufacturing Agreement” means any agreement entered into by any Credit Party or any of its Subsidiaries with third parties (or that any Credit Party or any of its Subsidiaries otherwise becomes a party to) for the commercial manufacture or supply in the Territory of any Product (other than Acquisition Product prior to the Tranche B Closing Date) for any indication in the United States or for the commercial manufacture or supply of the active pharmaceutical ingredient incorporated therein.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.

“Material Adverse Change” means any material adverse change in or effect on: (i) the business, financial condition, prospects, properties or assets (including all or any portion of Collateral), liabilities (actual or contingent), operations, or performance of the Credit Parties, taken as a whole; (ii) without limiting the generality of clause (i) above, the rights of the Borrower and its Subsidiaries, taken as a whole, in or related to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory; (iii) the ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; (iv) the binding nature or validity of, or the ability of the Collateral Agent or any Lender to enforce, any of the Loan Documents or any of its rights or remedies thereunder; or (v) the validity, perfection (except to the extent expressly permitted under the Loan Documents) or priority of Liens in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties; in each case described in clauses (i) through (v) above, individually or taken together with any other such change or effect.

“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets or properties are bound, that in any way relates to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory, for which the breach thereof, default or nonperformance thereunder, cancellation or termination thereof or the failure to renew could reasonably be expected to result in a Material Adverse Change. For the avoidance of doubt, each of the Tranche B Acquisition Agreement, Current Company IP Agreement, and Manufacturing Agreement shall be deemed a Material Contract for all purposes hereunder, in each case unless and to the extent as otherwise may be agreed by the Collateral Agent or Required Lenders.

“Medicaid” means the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.).

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries would reasonably be expected to incur material liability.

“Net Sales” means, as of any date of determination and solely with respect to sales of the Products, the net consolidated product revenue (consistent with the calculation of same in Borrower’s financial statements) of Borrower and its Subsidiaries of Products for the twelve (12) months prior to such date (excluding, for the avoidance of doubt, any (i) upfront or milestone payments received by Borrower or any of its Subsidiaries, (ii) advancements, payments or reimbursements of expenses of Borrower or any of its Subsidiaries, and (iii) any other non-sales-based revenue or proceeds received by Borrower or any of its Subsidiaries), determined on a consolidated basis in accordance with Applicable Accounting Standards as set forth in Borrower’s financial statements or as otherwise evidenced in a manner reasonably satisfactory to the Required Lenders.

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Makewhole Amount (if applicable), the Prepayment Premium (if applicable) and any other fees, expenses, indemnities and amounts any Credit Party owes any Lender or the Collateral Agent now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents.

“OFAC” is defined in Section 4.18(c).

“Operating Documents” means, with respect to any Person, collectively, such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the date on which such documents are due to be delivered under this Agreement, and (a) if such Person is a corporation, its bylaws (or similar organizational regulations) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), including, for the avoidance of doubt, all current amendments, restatements, supplements or modifications thereto.

“Opioids Case” means any proceeding in any court of competent jurisdiction alleging any cause of action or any violation of a Requirement of Law arising from or related to the manufacture, production, distribution, marketing, promotion or sale of opioid prescription drug products.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to a Lender Transfer.

“Participant Register” is defined in Section 11.1(e).

“Patents” means all patents and patent applications (including any continuations, continuations-in-part, divisions, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) protection of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign and international counterparts of any of the foregoing. For the avoidance of doubt, patents and patent applications under this definition include all those filed with the U.S. Patent and Trademark Office or which could be nationalized in the United States.

“Patriot Act” is defined in Section 3.2(h).

“Payment Date” means, with respect to the Term Loans and as the context dictates: (a) the first Interest Date occurring on or immediately following the Effective Date; and (b) thereafter, each succeeding Interest Date until the Term Loan Maturity Date; and (c) the Term Loan Maturity Date.

“Perfection Certificate” is defined in Section 4.6.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR.

“Permitted Acquisition” means any Acquisition (including, for the avoidance of doubt, any inbound license), so long as:

(a)         no Default or Event of Default shall have occurred and be continuing as of, or could reasonably be expected to result from, the consummation of such Acquisition;

(b)         the properties, rights or assets being acquired or licensed are useful in, or the Person whose Equity Interests are being acquired is engaged in, as applicable, (i) the same or a related line of business as that then-conducted by Borrower or its Subsidiaries or (ii) a line of business that is ancillary to and in furtherance of a line of business as that then-conducted by Borrower or its Subsidiaries;

(c)         in the case of an Asset Acquisition, the subject properties, rights or assets are being acquired or licensed by a Credit Party, and, within the timeframes expressly set forth in Section 5.12, such Credit Party shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements and any other documentation reasonably requested by the Collateral Agent, in order to include the newly acquired or licensed properties or assets within the Collateral to the extent required by Section 5.12;

(d)         in the case of a Stock Acquisition, the subject Equity Interests are being acquired directly by a Credit Party, and such Credit Party shall have complied with its obligations under Section 5.13 within the timeframes expressly set forth therein; and

(e)         any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively.

Notwithstanding anything in the foregoing to the contrary, the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement in accordance with Section 3.2(m) shall be deemed to be a Permitted Acquisition.

“Permitted Convertible Indebtedness” means (x) Indebtedness outstanding under the 2026 Convertible Notes, and (y) Indebtedness of Borrower or any Subsidiary of Borrower that is a Credit Party having a feature which entitles the holder thereof in certain circumstances to convert or exchange all or a portion of such Indebtedness into Equity Interests in Borrower or such Subsidiary (or other securities or property following a merger event or other change of the common stock of Borrower or such Subsidiary), cash or any combination of cash and such Equity Interests (or such other securities or property) based on the market price of such Equity Interests (or such other securities or property); provided, however, that (a) such Indebtedness shall be unsecured, (b) such Indebtedness shall not be guaranteed by any Subsidiary of Borrower, (c) such Indebtedness shall bear interest at a rate per annum not to exceed five percent (5.0%), (d) such Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans, as determined by Borrower in its good faith judgment) that are, taken as a whole, more restrictive on the Credit Parties than the provisions of this Agreement (as determined by Borrower in its good faith judgment), (e) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to occur as a result therefrom (after giving effect to this Agreement), (f) such Indebtedness shall not (i) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable at the option of the holder thereof, in whole or in part or (iii) provide for the scheduled payment of dividends or distributions (other than scheduled cash interest payments) in cash, in each case of the foregoing sub-clauses (i), (ii) and (iii), earlier than six (6) months after the Term Loan Maturity Date (it being understood, for the avoidance of doubt, that (w) a redemption right of Borrower or such Subsidiary in respect of such Indebtedness, (x) conversion rights of holders in respect of such Indebtedness, (y) acceleration rights of holders of such Indebtedness upon the occurrence of an event of default specified in the agreement governing such Indebtedness and (z) the obligation to pay customary amounts to holders of such Indebtedness in connection with a “change of control” or “fundamental change”, in each case, shall not be considered in connection with the determination of scheduled maturity date for purposes of this clause (f)); (g) immediately after giving effect to the creation, incurrence or assumption of any such Indebtedness (and any prepayment, repurchase or redemption of any existing Permitted Convertible Indebtedness using cash proceeds of the issuance of such Indebtedness (and any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such prepayment, repurchase or redemption)), the aggregate principal amount of all Permitted Convertible Indebtedness then-outstanding shall not exceed $275,000,000, provided that Permitted Convertible Indebtedness will not be deemed to be outstanding, to the extent that in connection with the issuance of any Refinancing Convertible Debt permitted under Section 2.2(c)(iii)(y), the Permitted Convertible Indebtedness to be exchanged therefor is cancelled within five (5) Business Days of the issuance of such Refinancing Convertible Debt; and (h) Borrower shall have delivered to the Collateral Agent a certificate of a Responsible Officer of Borrower certifying as to the foregoing clauses (a) through (g) above with respect to any such Indebtedness.

“Permitted Distributions” means:

(a)         dividends, distributions or other payments by any Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Wholly-Owned Subsidiary;

(b)         dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;

(c)         redemptions by Borrower in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;

(d)         any such payments arising from a Permitted Acquisition or a Permitted Investment by Borrower or any of its Subsidiaries;

(e)         payments by any Credit Party or any Subsidiary of a Credit Party to any Credit Party or any Subsidiary of a Credit Party pursuant to Tax sharing agreements among the Credit Parties and their Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Credit Party and their Subsidiaries;

(f)         the payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);

(g)         cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(h)         in connection with any Acquisition or other Investment by Borrower or any of its Subsidiaries, (i) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;

(i)         the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;

(j)         dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;

(k)         the conversion of convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof;

(l)         dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

(m)         purchases of Equity Interests of Borrower or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;

(n)         issuance to directors, officers, employees or contractors of Borrower of common stock of Borrower upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower pursuant to plans or agreements approved by Borrower’s Board of Directors or stockholders;

(o)         the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Borrower or any of its Subsidiaries held by any future, present or former employee, consultant, officer or director (or spouse, ex-spouse or estate of any of the foregoing or trust for the benefit of any of the foregoing or any lineal descendants thereof) of Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (n) do not exceed in any calendar year the sum of (i) $3,000,000 plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies; and

(p)         solely in connection with Permitted Convertible Indebtedness (including new Refinancing Convertible Debt exchanged therefor in accordance with Section 2.2(c)(iii)(y)), the Credit Parties or its Subsidiaries may enter into Permitted Equity Derivatives, including the payment of customary premiums which are reasonable in amount (as reasonably determined by the Borrower in good faith) in connection therewith (and may settle, terminate or unwind any (or any portion of) such Permitted Equity Derivatives in connection with any refinancing, repurchase, redemption, early conversion or maturity of such Permitted Convertible Indebtedness); and

(q)         dividends or distributions on its Equity Interests by Borrower payable solely in additional shares of its common stock within sixty (60) days after the date of declaration thereof.

“Permitted Equity Derivative” means any call or capped option (or substantively equivalent equity derivative transaction) or call spread transaction relating to the Equity Interests of Borrower or any other Credit Party purchased by Borrower or such Credit Party in connection with the issuance of Permitted Convertible Indebtedness (including new Refinancing Convertible Debt exchanged therefor in accordance with Section 2.2(c)(iii)(y)) by Borrower or such other Credit Party, provided, that the purchase price for such call or capped option does not exceed the net cash proceeds received by Borrower or such other Credit Party from the issuance of such Permitted Convertible Indebtedness (including such Refinancing Convertible Debt).

“Permitted Transactions” means the transactions described in sub-clauses (w), (x), (y) and (z) of Section 2.2(c)(iii) hereof.

“Permitted Indebtedness” means:

(a)         Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;

(b)         Indebtedness existing on the (i) Effective Date and (ii) Tranche B Closing Date, immediately after giving effect to the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement, and shown on Schedule 12.2 of the Disclosure Letter;

(c)         Permitted Convertible Indebtedness not to exceed $275,000,000 in aggregate principal amount outstanding at the time of incurrence thereof; provided that Permitted Convertible Indebtedness will not be deemed to be outstanding, to the extent that in connection with the issuance of any Refinancing Convertible Debt permitted under Section 2.2(c)(iii)(y), the Permitted Convertible Indebtedness to be exchanged therefor is cancelled within five (5) Business Days of the issuance of such Refinancing Convertible Debt;;

(d)         Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding, consisting of (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) Capital Lease Obligations;

(e)         Indebtedness in connection with corporate credit cards, purchasing cards or bank card products;

(f)         Indebtedness of Borrower in the form of a revolving loan facility with a maximum credit line of no more than $100,000,000 (plus any ordinary course interest, fees and other amounts) at any time; provided, that, subject and pursuant to a subordination, intercreditor, or other similar agreement among the Collateral Agent, Borrower and the lender (or representative or agent thereof) under such facility, in form and substance reasonably satisfactory to the Collateral Agent and the lender (or representative or agent thereof) under such facility, such Indebtedness may be secured on a first-priority basis by Liens solely on (x) Collateral constituting (i) accounts receivable, (ii) finished product Inventory, (iii) all supporting obligations in respect of the foregoing and (iv) all proceeds of the foregoing, and (y) all other assets, other than Collateral, over which an accounts receivable-based revolving lender would customarily have a first priority Lien to secure the obligations under such facility, and such Liens may be senior in rank, order of priority and enforcement to the security interests and Liens of the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties in any of such assets to secure the Obligations at all times until all of the obligations under such facility have been paid, performed or discharged in full and Borrower has no further right to obtain any extension of credit thereunder; provided, further, that no Subsidiary shall guarantee, or provide a Lien to secure, the obligations under such facility without the prior written consent of the Collateral Agent or Required Lenders (in its or their sole discretion);

(g)         Indebtedness assumed in connection with any Permitted Acquisition or Permitted Investment, so long as (i) such Indebtedness was not incurred in connection with, or in anticipation of, such Acquisition or Investment, (ii) is at all times unsecured or Subordinated Debt, and (iii) solely in the case of Indebtedness assumed in connection with the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement, such Indebtedness is set forth on Schedule 12.2 of the Disclosure Letter;

(h)         Indebtedness of Borrower or any of its Subsidiaries with respect to outstanding letters of credit entered into in the ordinary course of business (including any obligation thereunder for undrawn amounts and for any drawings thereunder) and secured solely by cash or cash equivalents;

(i)         Indebtedness owed (i) by a Credit Party to another Credit Party, (ii) by a Subsidiary of Borrower that is not a Credit Party to another Subsidiary of Borrower that is not a Credit Party, (iii) by a Credit Party to a Subsidiary of Borrower that is not a Credit Party, or (iv) by a Subsidiary of Borrower that is not a Credit Party to a Credit Party not to exceed $5,000,000 in the aggregate at any time outstanding;

(j)         Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof (i) of a Credit Party of Permitted Indebtedness of another Credit Party (or obligations that do not constitute Indebtedness hereunder), (ii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder) of another Subsidiary of Borrower which is not a Credit Party, (iii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder) of a Credit Party, or (iv) of a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder) of a Subsidiary of Borrower which is not a Credit Party, provided that any and all such Indebtedness consisting of such Contingent Obligations under this clause (iv) does not exceed $5,000,000 in the aggregate at any time outstanding;

(k)         Indebtedness consisting of Contingent Obligations described in clause (b) of the definition thereof in connection with any Permitted Acquisition (including any purchase price adjustment or indemnity payment incurred or created pursuant to the Tranche B Acquisition Agreement), Permitted Transfer or Permitted Investment or otherwise in connection with any collaboration, development or similar arrangement not otherwise prohibited hereunder, in each instance only if such Indebtedness is due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time);

(l)         Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) of Borrower after the Effective Date, or Indebtedness of any Person that is assumed after the Effective Date by any Subsidiary in connection with an acquisition of assets by such Subsidiary (including in connection with the acquisition of assets, directly or indirectly through the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business, pursuant to the Tranche B Acquisition Agreement); provided, that, in each instance, such Indebtedness (i) is not incurred in contemplation of such transaction, (ii) is at all times unsecured or Subordinated Debt, and (iii) solely in the case of Indebtedness assumed in connection with the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement, such Indebtedness is set forth on Schedule 12.2 of the Disclosure Letter;

(m)         (i) Indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations or (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations, in each case described in clauses (i) and (ii) above, incurred in the ordinary course of business consistent with past practice;

(n)         Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business consistent with past practice;

(o)         Indebtedness in respect of netting services, overdraft protection and other cash management services in the ordinary course of business consistent with past practice;

(p)         Indebtedness consisting of the financing of insurance premiums in the ordinary course of business consistent with past practice;

(q)         Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business consistent with past practice;

(r)         unsecured Indebtedness incurred in connection with any items of Permitted Distributions in clause (o) of the definition of “Permitted Distributions”;

(s)         [Reserved]; and

(t)         subject to the proviso immediately below, extensions, refinancings, modifications, amendments, restatements and, solely in the case of any items of Permitted Indebtedness in clause (b) above or any Permitted Indebtedness constituting notes governed by an indenture, exchanges, of any items of Permitted Indebtedness described in clauses (a) through (s) above, so long as, in each instance, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof) and, solely in the instance of any Subordinated Debt permitted under the definition of “Permitted Indebtedness”, the maturity thereof is not shortened; provided, that in the case of any Indebtedness permitted under clause (c) above, (x) the maturity thereof is not shortened to before the date that is six (6) months following the Term Loan Maturity Date, (y) the aggregate principal amount of such Indebtedness at the time of, and taking into effect, such extension, refinancing, renewal, modification, amendment, restatement or exchange, together with all other Permitted Convertible Indebtedness then-outstanding, does not exceed $275,000,000, provided, that, Permitted Convertible Indebtedness will not be deemed to be outstanding to the extent that in connection with the issuance of any Refinancing Convertible Debt permitted under Section 2.2(c)(iii)(y), the Permitted Convertible Indebtedness to be exchanged therefor is cancelled within five (5) Business Days of the issuance of such Refinancing Convertible Debt, and (z) there is no change to or addition of any direct or indirect obligor with respect thereto unless such new obligor thereto is or shall become a Guarantor hereunder.

Notwithstanding the foregoing, “Permitted Indebtedness” shall not include any Hedging Agreements.

“Permitted Investments” means:

(a)         Investments (including Investments in Subsidiaries) existing on the (i) the Effective Date and (ii) the Tranche B Closing Date (including giving pro forma effect to the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement) and shown on Schedule 12.3 of the Disclosure Letter, and any extensions, renewals or reinvestments thereof;

(b)         Investments consisting of cash and Cash Equivalents;

(c)         Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent with past practice;

(d)         subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;

(e)         Investments in connection with Permitted Transfers;

(f)         Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business consistent with past practice, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(g)         Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business consistent with past practice;

(h)         Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business consistent with past practice; provided that this clause (h) shall not apply to Investments of any Credit Party in any of its Subsidiaries;

(i)         joint ventures or strategic alliances consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;

(j)         Investments (i) required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each instance, to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition), and (ii) consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder;

(k)         Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;

(l)         Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Effective Date (including in connection with the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement), or (ii) are assumed after the Effective Date by any Subsidiary of Borrower in connection with an acquisition of assets from such Person by such Subsidiary (including in connection with the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement), in either case, in a Permitted Acquisition; provided, that in each instance, any such Investment (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) could not reasonably be expected to result in a Default or an Event of Default;

(m)         Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business consistent with past practice and not prohibited hereunder;

(n)         Investments by (i) any Credit Party in any other Credit Party, (ii) any Subsidiary of Borrower which is not a Credit Party in another Subsidiary of Borrower which is not a Credit Party, (iii) any Subsidiary of Borrower which is not a Credit Party in any Credit Party, and (iv) any Credit Party in a Subsidiary of Borrower which is not a Credit Party not to exceed $10,000,000 in the aggregate per fiscal year;

(o)         Repurchases of capital stock of Borrower or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Borrower or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights;

(p)         Repurchases of capital stock constituting Permitted Distributions; and

(q)         repurchases or redemptions of Indebtedness not prohibited under Section 6.4 or acquisitions of Permitted Convertible Indebtedness deemed to occur upon conversions of Permitted Convertible Indebtedness pursuant to, and in accordance with the terms of, such Permitted Convertible Indebtedness; and

(r)         to the extent constituting an Investment, any Permitted Equity Derivative, including the payment of customary premiums which are reasonable in amount (as reasonably determined in good faith by a Responsible Officer of Borrower) in connection therewith;

provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.

Notwithstanding the foregoing, “Permitted Investments” shall not include any Hedging Agreements.

“Permitted Licenses” means, collectively: (a) any non-exclusive license or covenant not to sue in any geography world-wide, or any exclusive license or covenant not to sue as to a geography other than the U.S., of or with respect to any Intellectual Property, or a non-exclusive grant, or an exclusive grant as to a geography other than the U.S., of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights with respect to any Product; and (b) any intercompany licenses or other similar arrangements among Credit Parties. Notwithstanding the foregoing or any other provision of this Agreement, no Excluded License entered into after the Closing Date shall be a “Permitted License” hereunder without the prior written consent thereto of the Collateral Agent or the Required Lenders.

“Permitted Liens” means:

(a)         Liens securing the Obligations pursuant to any Loan Document;

(b)         Liens existing on the Effective Date and the Tranche B Closing Date and set forth on Schedule 12.4 of the Disclosure Letter;

(c)         Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that adequate reserves therefor have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required; provided, further, that in the case of a Tax, assessment or charge that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax, assessment or charge;

(d)         Pledges, deposits or Liens arising as a matter of law in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, unemployment insurance, old-age pensions, or other similar social security legislation, (ii) pledges or deposits made in the ordinary course of business consistent with past practice securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any of its Subsidiaries, (iii) subject to Section 6.2(b), statutory or common law Liens of landlords and pledges and deposits in the ordinary course of business securing liability to landlords (including obligations in respect of letters of credit or bank guarantees for the benefit of landlords), and (iv) pledges or deposits to secure performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case, other than for borrowed money and entered into in the ordinary course of business consistent with past practice;

(e)         Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;

(f)         Liens (including the right of set-off) in favor of banks or other financial institutions incurred on deposits made in accounts held at such institutions in the ordinary course of business; provided that such Liens (i) are not given in connection with the incurrence of any Indebtedness, (ii) relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts and (iii) are within the general parameters customary in the banking industry;

(g)         Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business consistent with past practice or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice;

(h)         Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any Permitted Acquisition or Permitted Investment;

(i)         Liens existing after the Effective Date (other than those described in clause (b) above) on any asset or property at the time of its acquisition or on the assets or properties of any Person at the time such Person becomes a Subsidiary of Borrower; provided, that, in each case (i) neither such Lien was created nor the Indebtedness secured thereby was incurred in contemplation of such acquisition or such Person becoming a Subsidiary of Borrower, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions in effect at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), (iii) the Indebtedness and any other obligations secured thereby is permitted under Section 6.4 hereof, and (iv) such Lien is of the type otherwise permitted under Section 6.5 hereof;

(j)         Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(k)         Liens securing Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (t) of the definition of “Permitted Indebtedness”); provided, that, in each instance, such Lien does not extend to or cover any assets or properties other than those that are subject to such Capital Lease Obligations or acquired with such Indebtedness;

(l)         rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions) with respect to the Equity Interests of any joint venture or other Persons that are not Subsidiaries;

(m)         servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by Requirements of Law and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party;

(n)         to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition or Permitted Investment;

(o)         licenses, sublicenses, leases or subleases of personal property (other than relating to Intellectual Property) granted to third parties in the ordinary course of business consistent with past practice which, in each instance, do not interfere in any material respect with the operations of the business of any Credit Party or any of its Subsidiaries and do not prohibit granting the Collateral Agent a security interest therein for the benefit of Lenders and the other Secured Parties;

(p)         Permitted Licenses;

(q)         Liens on cash or other current assets pledged to secure (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products or (ii) Indebtedness in the form of letters of credit or bank guarantees;

(r)         Liens on any properties or assets of Borrower or any of its Subsidiaries which do not constitute Collateral under the Loan Documents, including any of the Excluded Property, other than Company IP relating in any way to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory that does not constitute Collateral, if any;

(s)         Liens on properties or assets of Borrower or any of its Subsidiaries imposed by law or regulation which were incurred in the ordinary course of business, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens, and other similar Liens arising in the ordinary course of business consistent with past practice; provided that such Liens (i) do not materially detract from the value of such properties or assets subject thereto or materially impair the use of such properties or assets subject thereto in the operations of the business of Borrower or such Subsidiary or (ii) are being contested in good faith by appropriate proceedings, which conclusively operate to stay the sale or forfeiture of any portion of such properties or assets subject thereto and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required;

(t)         Liens on funds escrowed in connection with the consummation of the transactions contemplated by the Tranche B Acquisition Agreement or other Permitted Acquisitions;

(u)         Liens securing Indebtedness permitted under clause (f) of the definition of Permitted Indebtedness (including any extensions, refinancings, modifications, amendments and restatements of such Indebtedness permitted under clause (t) of the definition of Permitted Indebtedness);

(v)         subject to the provisos immediately below, the modification, replacement, extension or renewal of the Liens described in clauses (a) through (s) and (u) above; provided, however, that any such modification, replacement, extension or renewal must (i) be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and (ii) not increase the principal amount of any Indebtedness secured by the existing Lien (other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection therewith); provided, further, that to the extent any of the Liens described in clauses (a) through (s) and (u) above secure Indebtedness of a Credit Party, such Liens, and any such modification, replacement, extension or renewal thereof, shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof.

“Permitted Negative Pledges” means:

(a)            prohibitions or limitations with regards to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)            prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business and not prohibited hereunder;

(c)            prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(d)            customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;

(e)            prohibitions or limitations imposed by Requirements of Law;

(f)             prohibitions or limitations that exist as of the Effective Date under any items of Permitted Indebtedness in clause (b) of the definition of “Permitted Indebtedness”;

(g)            customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any contract or agreement relating to any Permitted Transfer pending the consummation of such Transfer;

(h)            customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(i)             customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(j)             customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)            restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;

(l)             prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(m)           prohibitions or limitations imposed by any Loan Document;

(n)            customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(o)            limitations imposed with respect to any license acquired in a Permitted Acquisition;

(p)            customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)            prohibitions or limitations imposed by any contract or agreement evidencing any Permitted Indebtedness of the type described in clause (d) of the definition of “Permitted Indebtedness”; and

(r)            prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:

(a)            prohibitions or limitations with regards to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)            prohibitions or limitations set forth in any lease, license or other similar agreement not prohibited hereunder;

(c)            prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(d)            customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;

(e)            prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business consistent with past practice that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;

(f)             prohibitions or limitations imposed by Requirements of Law;

(g)            prohibitions or limitations that exist as of the Effective Date under any Permitted Indebtedness of the type described in clause (b) of the definition of “Permitted Indebtedness”;

(h)            customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any contract or agreement relating to any Permitted Transfer pending the consummation of such Transfer;

(i)             customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(j)             customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(k)            customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(l)             restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;

(m)           prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(n)            prohibitions or limitations imposed by any Loan Document;

(o)            customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(p)            customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)            prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and

(r)             prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Transfers” means:

(a)            Transfers of any properties or assets which do not constitute Collateral under the Loan Documents, other than any Company IP that does not constitute Collateral under the Loan Documents but is related in any way to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Product in the Territory;

(b)            Transfers of Inventory in the ordinary course of business consistent with past practice;

(c)            Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;

(d)            Transfers made in connection with Permitted Liens;

(e)            Transfers of cash and Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f)             Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties are taken contemporaneously with the completion of any such transfer, and (ii) between or among Subsidiaries which are not Credit Parties;

(g)            the sale or issuance of Equity Interests in any Subsidiary of Borrower to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party shall be to another Credit Party;

(h)            the sale or discount without recourse of accounts receivable arising in the ordinary course of business consistent with past practice in connection with the compromise or collection thereof;

(i)             any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Company IP that Borrower reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice and that (ii) would not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, Lender under any Loan Document in any material respect; and

(j)             any unwind, settlement or termination of any Permitted Equity Derivative;

(k)            [Reserved]

(l)             Transfers by Borrower or any of its Subsidiaries pursuant to any Permitted License.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Personal Data” means information protected as “personal data,” “personal information,” “personally identifiable information,” “protected health information,” “identifiable private information,” or any similar terms under applicable Data Protection Laws.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries have any liability (including under Section 4069 of ERISA).

“Prepayment Premium” means the Tranche A Prepayment Premium or the Tranche B Prepayment Premium, individually or collectively, as applicable.

“Prior Loan Agreement” is defined in the preamble hereof.

“Prior Loan Documents” means, collectively, the Prior Loan Agreement and any of the other Loan Documents (as defined in the Prior Loan Agreement).

“Product” means, collectively, (i) any Company Product, and (ii) following the Tranche B Closing Date, any Acquisition Product.

“Purchase Price” has the meaning ascribed to the term “Aggregate Merger Consideration” in the Tranche B Acquisition Agreement.

“Register” is defined in Section 2.8(a).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” means a U.S. Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals, including the FDA and the DEA.

“Regulatory Approval” means all approvals, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of any Product.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater, in each case, in the United States.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, as of any date of determination, Lenders representing greater than fifty percent (50%) of the principal amount of the Term Loans outstanding as of such date.

“Requirements of Law” means, as to any Person, (a) the organizational or governing documents of such Person, and (b) any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, Data Protection Laws, FDA Laws, DEA Laws, and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority) that is applicable to and binding upon such Person or any of its assets or properties, or to which such Person or any of its assets or properties are subject.

“Responsible Officers” means, with respect to Borrower, collectively, the Chief Executive Officer, President, Chief Commercial Officer, Chief Compliance Officer, Chief Marketing Officer, Chief Technology Officer, General Counsel, and Chief Financial Officer.

“Restricted License” means any material license or other agreement of the kind or nature subject or purported to be subject from time to time to a Lien under any Collateral Document, with respect to which a Credit Party is the licensee, (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement in a manner enforceable under Requirements of Law, or (b) for which a breach of or default under would reasonably be expected to interfere with the Collateral Agent’s or any Lender’s right to sell any Collateral.

“Safety Notice” is defined in Section 4.19(f).

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (currently, those portions of the Donetsk People’s Republic, the Luhansk People’s Republic, Kherson and Zaporizhzhia regions (and such other regions) of Ukraine over which any Sanctions authority imposes comprehensive Sanctions, Crimea, Cuba, Iran, Syria and North Korea).

“Sanctions” is defined in Section 4.18(c).

“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.

“Secured Parties” means each Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Amended and Restated Guaranty and Security Agreement, dated as of the Tranche A Closing Date, by and among the Credit Parties and the Collateral Agent, in form and substance substantially similar to Exhibit C attached hereto.

“Security Disclosure Letter” means the “Security Disclosure Letter”, as such term is defined in the Security Agreement.

“Security Incidents” is defined in Section 4.22(b).

“Sensitive Information” means, collectively, (a) any Personal Data that is subject to any Data Protection Law, (b) any information in which Borrower or any of its Subsidiaries have IP Ancillary Rights or any other Intellectual Property rights (including Company IP), (c) any information with respect to which Borrower or any of its Subsidiaries have contractual non-disclosure obligations, and (d) nonpublic regulatory submission materials.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, as of any date of determination, that, as of such date: (a) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis, respectively; (b) the present fair saleable value of the property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after such date. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Acquisition Agreement Representations” means the representations and warranties made by or with respect to the Tranche B Acquisition Target in the Tranche B Acquisition Agreement as are material to the interests of Lenders, but only to the extent that Borrower has the right (determined without regard to any notice requirement and including, for the avoidance of doubt, as a result of the failure of any such representations or warranties to be accurate resulting in a failure of a condition precedent to Borrower’s obligations under the Tranche B Acquisition Agreement) to terminate its obligations under the Tranche B Acquisition Agreement or to decline to consummate the acquisition of the Tranche B Acquisition Target and the Tranche B Acquired Business pursuant to the Tranche B Acquisition Agreement, without the incurrence of any liabilities or obligations, as a result of a breach of any such representations or warranties, as determined without giving effect to any waiver, amendment, consent or other modification thereto.

“Specified Disputes” is defined in Section 4.7(b).

“Specified Representations” is defined in Section 3.2(l).

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of all of the Equity Interests (by merger, stock purchase or otherwise) in any other Person.

“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness incurred in connection with any Acquisition or other Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder pursuant to a subordination, intercreditor or other similar agreement that is in form and substance reasonably satisfactory to the Collateral Agent (which agreement shall include turnover provisions that are reasonably satisfactory to the Collateral Agent); (b) except as permitted by clause (d) below or otherwise permitted, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity before a date that is at least one hundred and twenty (120) days following the Term Loan Maturity Date; (c) does not include covenants (including financial covenants) and agreements (excluding agreements with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements, taken as a whole, in the Loan Documents (as reasonably determined by a Responsible Officer of Borrower in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to a date that is at least one hundred and twenty (120) days following the Term Loan Maturity Date except in the case of an event of default or change of control (or the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a). Notwithstanding the foregoing, Permitted Convertible Indebtedness shall not constitute Subordinated Debt hereunder.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.

“Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means each of the Tranche A Term Loan and the Tranche B Term Loan, as applicable, and “Term Loans” means, collectively, the Tranche A Term Loans and, to the extent funded, the Tranche B Term Loans.

“Term Loan Maturity Date” means the 60th-month anniversary of the Effective Date; provided, however, that if the aggregate principal amount outstanding under the 2029 Convertible Notes is more than $50,000,000.00 as of November 18, 2028, then the Term Loan Maturity Date is November 18, 2028.

“Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit B-1 or Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Rate” is defined in Section 2.3(a)(i).

“Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days’ prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.130805% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Territory” means the United States.

“Third Party IP” is defined in Section 4.6(m).

“Trademarks” means (a)(i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, (ii) all registrations and recordings thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, (iii) all applications in connection therewith and (iv) all goodwill associated therewith, and (b) all renewals thereof.

“Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities.

“Tranche A Closing Date” means March 22, 2022.

“Tranche A Makewhole Amount” means, as of any date of prepayment of the Tranche A Loans occurring prior to the 1st-year anniversary of the Effective Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 1st-year anniversary of the Effective Date. For purposes of calculating the Tranche A Makewhole Amount, the date of determination shall be such date of prepayment, using the interest rate as in effect for the Interest Period in which the date of prepayment occurs, provided, that, for purposes of calculating the Tranche A Makewhole Amount for any prepayment pursuant to Section 2.2(c)(ii), the date of determination shall be the date on which the Change of Control is consummated, using the interest rate as in effect for the Interest Period in which the Change of Control is consummated.

“Tranche A Prepayment Premium” means, with respect to any prepayment of the Tranche A Loans by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) occurring on or prior to the 3rd-year anniversary of the Effective Date, an amount equal to the product of the amount of any principal on account of the Tranche A Loans so prepaid, multiplied by 0.01. For the avoidance of doubt, no Tranche A Prepayment Premium shall be due and owing for any payment of principal of the Tranche A Loans made on the Term Loan Maturity Date.

“Tranche A Term Loan” and “Tranche A Term Loans” are defined in Section 2.2(a)(i).

“Tranche A Term Loan Amount” means an original principal amount equal to Three Hundred and Twenty Million, Eight Hundred and Thirty-Three Thousand, Eight Hundred and Thirty-Three Dollars ($320,833,833.00).

“Tranche A Term Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche A Term Loans on the Tranche A Closing Date in the original principal amount set forth opposite such Lender’s name on Exhibit E attached hereto. For purposes of this Agreement, as of the Effective Date, each Lender’s Tranche A Term Loan Commitment is zero.

“Tranche A Term Loan Note” means, with respect to each Lender, a promissory note in substantially the form attached hereto as Exhibit B-1, which amends and restates in its entirety that certain Second Amended and Restated Term Loan Note issued to such Lender, dated July 1, 2023, in the aggregate principal amount as of the Effective Date of Three Hundred and Twenty Million, Eight Hundred and Thirty-Three Thousand, Three Hundred and Thirty-Three Dollars ($320,833,333), as it may be further amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Acquired Business” means the business of the Tranche B Acquisition Target and its Subsidiaries.

“Tranche B Acquisition Agreement” means, collectively, (a) the Agreement and Plan of Merger, dated as of the Effective Date, among Borrower, Carrera Merger Sub, Inc., Tranche B Acquisition Target and the other parties thereto,, executed and delivered by all parties thereto, including, for the avoidance of doubt, the disclosure schedules prepared and delivered by the parties thereto in accordance therewith and each of the annexes and exhibits thereto (collectively, the “Tranche B Purchase Agreement”).

“Tranche B Acquisition Target” means Ironshore Therapeutics, Inc., an exempted company registered by way of continuation under the laws of the Cayman Islands.

“Tranche B Additional Consideration” is defined in Section 2.7(c).

“Tranche B Acquisition Stock Certificates” is defined in Section 3.2(b).

“Tranche B Acquisition Target Credit Parties” is defined in Section 3.2(b).

“Tranche B Closing Date” means the date on which the Tranche B Term Loans are advanced by Lenders, which, subject only to the satisfaction of the conditions precedent to the Tranche B Term Loans set forth in Sections 3.2 and 3.4, shall be (i) no earlier than ten (10) Business Days following Borrower’s delivery to Lenders of a Loan Advance Request for the Tranche B Term Loans in accordance with Section 3.4, and (ii) no later than the date that is specified in Section 3.4 (or, if such date is not a Business Day, the Business Day immediately following such date).

“Tranche B Makewhole Amount” means, as of any date of prepayment of the Tranche B Loans occurring prior to the 1st-year anniversary of the Tranche B Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 1st-year anniversary of the Tranche B Closing Date. For purposes of calculating the Tranche B Makewhole Amount, the date of determination shall be such date of prepayment, using the interest rate as in effect for the Interest Period in which the date of prepayment occurs, provided, that, for purposes of calculating the Tranche B Makewhole Amount for any prepayment pursuant to Section 2.2(c)(ii), the date of determination shall be the date on which the Change of Control is consummated, using the interest rate as in effect for the Interest Period in which the Change of Control is consummated.

“Tranche B Prepayment Premium” means, with respect to any prepayment of the Tranche B Loans by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) occurring on or prior to the 3rd-year anniversary of the Tranche B Closing Date, an amount equal to the product of the amount of any principal on account of the Tranche B Loans so prepaid, multiplied by 0.01. For the avoidance of doubt, no Tranche B Prepayment Premium shall be due and owing for any payment of principal of the Tranche B Loans made on the Term Loan Maturity Date.

“Tranche B Term Loan” and “Tranche B Term Loans” are defined in Section 2.2(a)(ii).

“Tranche B Term Loan Amount” means an original aggregate principal amount equal to Three Hundred and Twenty-Five Million Dollars ($325,000,000.00).

“Tranche B Term Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Term Loans on the Tranche B Closing Date in the original principal amount set forth opposite such Lender’s name on Exhibit E attached hereto; provided, however, that, the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if (A) Borrower does not timely deliver a completed Loan Advance Request for the Tranche B Term Loans to the Collateral Agent no later than the earliest to occur of (a) the date that is five (5) Business Days (as such term is defined in the Tranche B Acquisition Agreement) following the Termination Date (as such term is defined in the Tranche B Acquisition Agreement), (b) the termination of the Tranche B Acquisition Agreement in accordance with its terms without the consummation of the transactions thereunder, and (c) the consummation of the Transactions contemplated by the Tranche B Acquisition Agreement (with or without the use of the proceeds of the Tranche B Term Loans) or (B) the Tranche B Closing Date does not occur on or before ninety (90) days after the date that the Tranche B Acquisition Agreement is executed and delivered by all parties, in either of which case, for purposes of this Agreement, such Lender’s Tranche B Term Loan Commitment would become zero.

“Tranche B Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer” is defined in Section 6.1.

“Treasury Regulations” mean those regulations promulgated pursuant to the IRC.

“TRICARE” means a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation.

“UKBA” is defined in Section 4.18(a).

“United States” or “U.S.” means the United States of America, its fifty (50) states, the District of Columbia, Puerto Rico or any other jurisdiction within the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests in which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Loan Agreement to be executed as of the Effective Date.

COLLEGIUM PHARMACEUTICAL INC.,
as Borrower

By:	/s/ Colleen Tupper

Name:	Colleen Tupper

Title:	Chief Financial Officer

Signature Page to Second Amended and Restated Loan Agreement

COLLEGIUM SECURITIES CORPORATION,
as an additional Credit Party

By:	/s/ Colleen Tupper

Name:	Colleen Tupper

Title:	Treasurer and Secretary

Signature Page to Second Amended and Restated Loan Agreement

BIODELIVERY SCIENCES INTERNATIONAL, INC.,
as an additional Credit Party

By:	/s/ Colleen Tupper

Name:	Colleen Tupper

Title:	President and Secretary

Signature Page to Second Amended and Restated Loan Agreement

ARIUS PHARMACEUTICALS, INC.,
as an additional Credit Party

By:	/s/ Colleen Tupper

Name:	Colleen Tupper

Title:	Chief Financial Officer

Signature Page to Second Amended and Restated Loan Agreement

ARIUS TWO, INC.,
as an additional Credit Party

By:	/s/ Colleen Tupper

Name:	Colleen Tupper

Title:	Chief Financial Officer

Signature Page to Second Amended and Restated Loan Agreement

BIOPHARMA CREDIT PLC,
as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

	By:	Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BPCR LIMITED PARTNERSHIP,
as a Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

	By:	Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

	By:	Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	CEO and Managing Member

Signature Page to Second Amended and Restated Loan Agreement

EXHIBIT A – loan aDVANCE REQUEST FORM

LOAN ADVANCE REQUEST

Reference is made to that certain Second Amended and Restated Loan Agreement dated as of July 28, 2024 by and among COLLEGIUM PHARMACEUTICAL INC., a Virginia corporation (“Borrower”), the Guarantors from time to time party thereto, BIOPHARMA CREDIT PLC (in its capacity as “Collateral Agent”), BPCR LIMITED PARTNERSHIP (a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (a “Lender”), acting by its general partner, BioPharma Credit Investments V GP LLC (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement). This Loan Advance Request is being delivered pursuant to Section 3.2 and 3.3 of the Loan Agreement.

The undersigned, being the duly elected and acting [●] of Borrower does hereby certify, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, to each Lender and the Collateral Agent that, on [___________, 20__] (the “Tranche B Closing Date”):

1.              Borrower hereby requests a borrowing of the Tranche B Term Loans;

2.              each of the representations and warranties made by the Credit Parties (i) in Section 4.1(a), Section 4.1(b)(ii), Section 4.3(a), Section 4.3(b)(i) Section 4.5, Section 4.9, (it being understood and agreed that “Solvency” for such purposes will be defined for consistency with Exhibit F hereto), the first sentence of Section 4.13(a), Section 4.14, and Sections 4.18(a)-(d), and (ii) subject to the Funds Certain Provisions and solely to the extent that a breach thereof is (or would be) materially adverse to the interests of the Collateral Agent or Lenders with respect to any lien on any of the assets or properties described therein (including the creation or perfection of any security interest therein), Section 4.6(s), is true and correct in all material respects on the Tranche B Closing Date, unless such representation or warranty is expressly stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any such representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects on the Tranche B Closing Date (both with and without giving effect to the Tranche B Term Loans and the consummation of the transactions contemplated by the Tranche B Acquisition Agreement) or as of such stated earlier date, as applicable);

3.              all of the conditions set forth in Section 3.2 of the Loan Agreement have been satisfied (or waived in writing by the Required Lenders) as of the Tranche B Closing Date (excluding, for the avoidance of doubt, the satisfaction of the Collateral Agent or any Lender with respect to any document or action specified in any such condition as being subject to the satisfaction of the Collateral Agent or any Lender);

4.              the undersigned is a Responsible Officer of Borrower; and

5.              the proceeds of the Tranche B Term Loans shall be disbursed as set forth on Attachment A hereto.1

Dated: ________, ____

1 To be prepared by the Collateral Agent’s counsel for attachment hereto.

[Signature page follows]

COLLEGIUM PHARMACEUTICAL INC.,
as Borrower

By:

Name:

Title:

Signature Page to Loan Advance Request

EXHIBIT B-1

THIS TRANCHE A TERM LOAN NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TRANCHE A TERM LOAN NOTE SHOULD CONTACT COLLEEN TUPPER, 100 TECHNOLOGY CENTER DRIVE, SUITE 300, STOUGHTON, MA 02072, TELEPHONE: (781) 713-3699 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE A TERM LOAN NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TRANCHE A TERM LOAN NOTE AND (3) THE YIELD TO MATURITY OF THIS TRANCHE A TERM LOAN NOTE.

TRANCHE A TERM LOAN NOTE

$[__________]	Dated: July 28, 2024

FOR VALUE RECEIVED, the undersigned, COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of [__________] ($[__________]), plus interest on the aggregate unpaid principal amount of this Tranche A Term Loan Note (this “Tranche A Term Loan Note”) at a per annum rate equal to Adjusted Term SOFR for each Interest Period plus the Applicable Margin, and in accordance with the terms of the Second Amended and Restated Loan Agreement, dated as of July 28, 2024 by and among Borrower, Lender and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the Business Day immediately preceding such date. This Tranche A Term Loan Note amends and restates in its entirety that certain Second Amended and Restated Term Loan Note, dated July 1, 2023. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make quarterly payments of principal of the Tranche A Term Loans commencing on the Payment Date occurring on December 31, 2024 and continuing on each subsequent Payment Date until the Term Loan Maturity Date, in an amount equal to two and on-half percent (2.50%) of the aggregate principal amount of the Tranche A Term Loans as of the Effective Date, and thereafter, Borrower shall make a principal payment of the Tranche A Term Loans in an amount equal to the remaining unpaid principal balance thereof on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date. Interest shall accrue on this Tranche A Term Loan Note commencing on, and including, the date of this Tranche A Term Loan Note, and shall accrue on this Tranche A Term Loan Note, or any portion thereof, for the day on which this Tranche A Term Loan Note or such portion is paid. Interest on this Tranche A Term Loan Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche A Term Loan Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche A Term Loan Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche A Term Loan Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.

This Tranche A Term Loan Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche A Term Loan Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche A Term Loan Note are hereby waived.

thIS TRANCHE A TERM LOAN NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS TRANCHE A TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Note Register; Ownership of Note. The ownership of an interest in this Tranche A Term Loan Note shall be registered on a record of ownership maintained by Collateral Agent pursuant to Section 2.8(a) of the Loan Agreement. Notwithstanding anything else in this Tranche A Term Loan Note to the contrary, the right to the principal of, and stated interest on, this Tranche A Term Loan Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche A Term Loan Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche A Term Loan Note on the part of any other Person.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Tranche A Term Loan Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

COLLEGIUM PHARMACEUTICAL, INC.,
as Borrower

By:

Name:

Title:

EXHIBIT B-2

THIS TRANCHE B TERM LOAN NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TRANCHE B TERM LOAN NOTE SHOULD CONTACT COLLEEN TUPPER, 100 TECHNOLOGY CENTER DRIVE, SUITE 300, STOUGHTON, MA 02072, TELEPHONE: (781) 713-3699 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE B TERM LOAN NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TRANCHE B TERM LOAN NOTE AND (3) THE YIELD TO MATURITY OF THIS TRANCHE B TERM LOAN NOTE.

TRANCHE B TERM LOAN NOTE

$[__________]	Dated: ________, ____

FOR VALUE RECEIVED, the undersigned, COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of [__________] ($[__________]), plus interest on the aggregate unpaid principal amount of this Tranche B Term Loan Note (this “Tranche B Term Loan Note”) at a per annum rate equal to Adjusted Term SOFR for each Interest Period plus the Applicable Margin, and in accordance with the terms of the Second Amended and Restated Loan Agreement, dated as of July 28, 2024 by and among Borrower, Lender and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the Business Day immediately preceding such date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make quarterly payments of principal of the Tranche B Term Loans commencing on the Payment Date occurring on December 31, 2024 and continuing on each subsequent Payment Date until the Term Loan Maturity Date, in an amount equal to two and on-half percent (2.50%) of the aggregate original principal amount of the Tranche B Term Loans, and thereafter, Borrower shall make a principal payment of the Tranche B Term Loans in an amount equal to the remaining unpaid principal balance thereof on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date. Interest shall accrue on this Tranche B Term Loan Note commencing on, and including, the date of this Tranche B Term Loan Note, and shall accrue on this Tranche B Term Loan Note, or any portion thereof, for the day on which this Tranche B Term Loan Note or such portion is paid. Interest on this Tranche B Term Loan Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche B Term Loan Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche B Term Loan Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche B Term Loan Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.

This Tranche B Term Loan Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche B Term Loan Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche B Term Loan Note are hereby waived.

thIS TRANCHE B TERM LOAN NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS TRANCHE B TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Note Register; Ownership of Note. The ownership of an interest in this Tranche B Term Loan Note shall be registered on a record of ownership maintained by Collateral Agent pursuant to Section 2.8(a) of the Loan Agreement. Notwithstanding anything else in this Tranche B Term Loan Note to the contrary, the right to the principal of, and stated interest on, this Tranche B Term Loan Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche B Term Loan Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche B Term Loan Note on the part of any other Person.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Tranche B Term Loan Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

COLLEGIUM PHARMACEUTICAL, INC.,
as Borrower

By:

Name:

Title:

Signature Page to Term Loan Note

EXHIBIT C

FORM OF SECURITY AGREEMENT

(to be attached)

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:       BIOPHARMA CREDIT PLC

FROM:  COLLEGIUM PHARMACEUTICAL, INC.

The undersigned authorized officer of COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation (“Borrower”) hereby certifies, solely in his/her capacity as a Responsible Officer of Borrower and not in his/her personal capacity, that in accordance with the terms and conditions of the second Amended and Restated Loan Agreement (the “Loan Agreement”; capitalized terms used, but not defined herein having the meanings given them in the Loan Agreement) dated as of July 28, 2024 by and among Borrower, the Guarantors from time to time party thereto, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as “Collateral Agent”) and the Lenders party thereto:

(i)            The Credit Parties are in compliance for the period ending _______________ with all required covenants set forth in the Loan Agreement, except as noted below;

(ii)            No Default or Event of Default has occurred and is continuing, except as noted below;

(iii)            Each Credit Party and each of its Subsidiaries has timely filed all foreign, U.S. federal and state income Tax returns and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them and such returns and reports are correct in all material respects, and has timely paid all material Taxes, assessments, deposits and contributions imposed upon such Credit Party or Subsidiary or any of its properties or assets or in respect of any of its income, businesses or franchises, which are due and payable by such Credit Party or Subsidiary, except as otherwise permitted pursuant to the terms of Section 4.10 or Section 5.3 of the Loan Agreement; and

(iv)            No Liens have been levied or claims made against any Credit Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which (a) such Credit Party has not previously provided written notification to the Collateral Agent or (b) which do not constitute Permitted Liens.

Attached are the required documents, if any, supporting our certification(s). The undersigned Responsible Officer of Borrower further certifies, in such capacity and not in his/her personal capacity, that the attached financial statements (which shall not be attached if such financial statements are deemed to be delivered by filing with the SEC on Form 10-Q or 10-K, as applicable) fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the applicable dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied (taking into account the provisions of Section 1 of the Loan Agreement if and to the extent applicable).

Date: ______________________

[Signature page follows]

COLLEGIUM PHARMACEUTICAL, INC.,
as Borrower

By:

Name:

Title:

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Annual Financial Statements	90 days after year end	Yes	No	N/A
2)	Quarterly Financial Statements	45 days after quarter end	Yes	No	N/A
3)	Other Information after an Event of Default	5 Business Days after request	Yes	No	N/A
4)	Legal Action Notice	Promptly	Yes	No	N/A
5)	Notice of Default, etc.	Promptly (within 5 Business Days) after knowledge	Yes	No	N/A

Deposit and Securities Accounts	(Please list all accounts and indicate each Excluded Account with an asterisk (*); attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No
6)			Yes	No	Yes	No

Other Matters

	Have there been any changes in management since the last Compliance Certificate?			Yes	No

	Have there been any prohibited Transfers?			Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDER USE ONLY

Compliance Status	Yes	No

EXHIBIT E

COMMITMENTS; NOTICE ADDRESSES

Lender	Commitments	Notice Address
BPCR Limited Partnership	Tranche A Term Loan Commitment: $160,416,666.50 Tranche B Term Loan Commitment: $130,000,000.00

BPCR LIMITED PARTNERSHIP

c/o Link Group, Company Matters Ltd.

Central Square

29 Wellington Street

Leeds

United Kingdom

LS1 4DL

Attn: Company Secretary

Tel: [***]

Fax: [***]

Email: [***]

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: [***]

Fax: [***]

Email: [***]

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: [***]

Fax: [***]

Email: [***]

BioPharma Credit Investments V (Master) LP	Tranche A Term Loan Commitment: $160,416,666.50 Tranche B Term Loan Commitment: $195,000,000.00

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

c/o BioPharma Credit Investments V GP LLC

c/o Walkers Corporate Limited

190 Elgin Avenue,

George Town, Grand Cayman KY1-9008

Attn: Pedro Gonzalez de Cosio

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: [***]

Fax: [***]

Email: [***]

Lender	Commitments	Notice Address
and AKIN GUMP STRAUSS HAUER & FELD LLP One Bryant Park New York, NY 10036-6745 Attn: Geoffrey E. Secol Phone: [***] Fax: [***] Email: [***]

EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

[INSERT CLOSING DATE]

This Solvency Certificate is being executed and delivered pursuant to Section 3.2(b)(ii) of the Second Amended and Restated Loan Agreement, dated as of the date hereof (the “Loan Agreement”), by and among Collegium Pharmaceutical, Inc., a Virginia corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders party thereto and BIOPHARMA CREDIT PLC, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement.

I am the duly qualified and acting Chief Financial Officer of the Borrower, and in such capacity and not in an individual capacity, I certify as follows:

As of the date hereof, immediately after the consummation of the Transactions, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

COLLEGIUM PHARMACEUTICAL, INC.,
as Borrower

By:

Name:	Colleen Tupper

Title:	Chief Financial Officer